STOCK PURCHASE AGREEMENT

by and between

CBRL GROUP, INC.

(“Seller”)

and

LRI Holdings, Inc.

(“Buyer”)

Dated as of October 30, 2006

TABLE OF CONTENTS

1.	DEFINITIONS.......................................................................................................................................................................................................	1

2.	PURCHASE AND SALE OF SHARES.................................................................................................................................................................	8
	2.1 Basic Transaction.....................................................................................................................................................................................	8
	2.2 Transfer of Shares....................................................................................................................................................................................	8
	2.3 Purchase Price..........................................................................................................................................................................................	8
	2.4 Adjustments to Purchase Price..................................................................................................................................................................	8
	2.5 The Closing..............................................................................................................................................................................................	10
	2.6 Deliveries at the Closing............................................................................................................................................................................	10

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................................................................................	11
	3.1 Organization, Standing and Authorization...................................................................................................................................................	11
	3.2 Non-contravention....................................................................................................................................................................................	11
	3.3 Broker Fees.............................................................................................................................................................................................	11
	3.4 Shares......................................................................................................................................................................................................	11
	3.5 No Other Agreements Relating to Acquisition............................................................................................................................................	11

4.	REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING
	THE COMPANY AND THE SUBSIDIARIES..................................................................................................................................................	12
	4.1 Organization, Qualification and Corporate Power......................................................................................................................................	12
	4.2 Capitalization............................................................................................................................................................................................	13
	4.3 Non-Contravention...................................................................................................................................................................................	13
	4.4 Governmental Consent..............................................................................................................................................................................	13
	4.5 Financial Statements.................................................................................................................................................................................	13
	4.6 Absence of Certain Changes.....................................................................................................................................................................	14
	4.7 Title to and Condition of Tangible Assets...................................................................................................................................................	16
	4.8 Real Property...........................................................................................................................................................................................	16
	4.9 Inventories................................................................................................................................................................................................	17
	4.10 Insurance..................................................................................................................................................................................................	18
	4.11 Material Contracts....................................................................................................................................................................................	18
	4.12 Permits.....................................................................................................................................................................................................	20
	4.13 Intellectual Property..................................................................................................................................................................................	20
	4.14 Litigation..................................................................................................................................................................................................	21
	4.15 Environment, Health and Safety.................................................................................................................................................................	22
	4.16 Legal Compliance.....................................................................................................................................................................................	24
	4.17 Employee Benefit Plans.............................................................................................................................................................................	24
	4.18 Labor and Employment Matters................................................................................................................................................................	26
	4.19 Taxes.......................................................................................................................................................................................................	26
	4.20 Accounts Receivable................................................................................................................................................................................	28
	4.21 Suppliers..................................................................................................................................................................................................	28
	4.22 Compensation of Employees.....................................................................................................................................................................	28
	4.23 Accounts Payable.....................................................................................................................................................................................	28
	4.24 Consents..................................................................................................................................................................................................	28
	4.25 Transactions with Affiliates........................................................................................................................................................................	28

i

	4.26 Franchise Matters.......................................................................................................................................................................................	29

5.	REPRESENTATIONS AND WARRANTIES OF BUYER......................................................................................................................................	30
	5.1 Organization and Standing of Buyer.............................................................................................................................................................	30
	5.2 Corporate Approval; Binding Effect.............................................................................................................................................................	30
	5.3 Non-Contravention.....................................................................................................................................................................................	30
	5.4 Independent Evaluation...............................................................................................................................................................................	30
	5.5 Sufficient Funds..........................................................................................................................................................................................	31
	5.6 Securities Matters.......................................................................................................................................................................................	31

6.	COVENANTS...	32
	6.1 Reasonable Access; Cooperation................................................................................................................................................................	32
	6.2 Properties...................................................................................................................................................................................................	32
	6.3 Preservation of Organization and Relationships with Customers and
	Vendors......................................................................................................................................................................................................	33
	6.4 Consents of Third Parties............................................................................................................................................................................	33
	6.5 Filings...	33
	6.6 Books and Records....................................................................................................................................................................................	33
	6.7 Maintain Assets..........................................................................................................................................................................................	33
	6.8 Employees..................................................................................................................................................................................................	34
	6.9 Insurance Policies.......................................................................................................................................................................................	34
	6.10 Advice of Change.......................................................................................................................................................................................	34
	6.11 No Changes Prior to Closing Date..............................................................................................................................................................	34
	6.12 Buyer's Financing.......................................................................................................................................................................................	35
	6.13 Sale-Leaseback.........................................................................................................................................................................................	36

7.	CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..........................................................................................................................	36
	7.1 Representations and Warranties True at Closing...........................................................................................................................................	36
	7.2 Compliance with Agreement........................................................................................................................................................................	36
	7.3 No Material Adverse Effect.........................................................................................................................................................................	36
	7.4 No Litigation...............................................................................................................................................................................................	36
	7.5 Closing Certificate.......................................................................................................................................................................................	36
	7.6 Certificate Evidencing the Shares.................................................................................................................................................................	36
	7.7 Certified Resolutions...................................................................................................................................................................................	37
	7.8 Incumbency Certificate................................................................................................................................................................................	37
	7.9 Certificate of Good Standing.......................................................................................................................................................................	37
	7.10 Governmental Approvals.............................................................................................................................................................................	37
	7.11 Resignations of Board Members and Officers..............................................................................................................................................	37
	7.12 Intercompany Payables and Receivables......................................................................................................................................................	37
	7.13 Consents....................................................................................................................................................................................................	37
	7.14 Closing Deliveries........................................................................................................................................................................................	37
	7.15 Funding.......................................................................................................................................................................................................	37
	7.16 FIRPTA Affidavit........................................................................................................................................................................................	38
	7.17 Liens...	38
	7.18 Sale-Leaseback..........................................................................................................................................................................................	38

8.	CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS................................................................................................................................	38
	8.1 Representations and Warranties True at Closing...........................................................................................................................................	38
	8.2 Compliance with Agreement.........................................................................................................................................................................	38
	8.3 No Litigation ...............................................................................................................................................................................................	38
	8.4 Closing Certificate........................................................................................................................................................................................	38
	8.5 Governmental Approvals..............................................................................................................................................................................	38
	8.6 Certified Resolutions....................................................................................................................................................................................	38
	8.7 Incumbency Certificate.................................................................................................................................................................................	39
	8.8 Certificate of Good Standing........................................................................................................................................................................	39
	8.9 Intercompany Payables and Receivables.......................................................................................................................................................	39
	8.10 Closing Deliveries.........................................................................................................................................................................................	39

9.	OTHER COVENANTS AND AGREEMENTS....................................................................................................................................................	39
	9.1 Confidential Information...............................................................................................................................................................................	39
	9.2 Expenses.....................................................................................................................................................................................................	39
	9.3 Non-Interference With Executives; Non-solicitation of Employees; Non- Compete......................................................................................................................................................................................................	39
	9.4 Further Assurances......................................................................................................................................................................................	40
	9.5 Satisfaction of Conditions Precedent.............................................................................................................................................................	40
	9.6 Filings...	40
	9.7 Public Statements or Releases......................................................................................................................................................................	40
	9.8 Exclusivity...................................................................................................................................................................................................	40

10.	INDEMNIFICATIONS AND SURVIVIAL OF REPRESENTATIONS AND WARRANTIES..............................................................................................................................................................................................	41
	10.1 Indemnification of Buyer.............................................................................................................................................................................	41
	10.2 Indemnification of Seller.............................................................................................................................................................................	42
	10.3 Claim Threshold.........................................................................................................................................................................................	43
	10.4 Indemnity Cap...........................................................................................................................................................................................	43
	10.5 Exclusion of Consequential and Punitive Damages......................................................................................................................................	43
	10.6 Reimbursement of Certain Indemnified Claims............................................................................................................................................	43
	10.7 Claims for Indemnification..........................................................................................................................................................................	43
	10.8 Defense of Indemnifying Party....................................................................................................................................................................	43
	10.9 Exclusive Remedy......................................................................................................................................................................................	44
	10.10 Survival of Representations, Warranties and Agreements.............................................................................................................................	44

11.	TAX MATTERS...	45
	11.1 Tax Indemnities..........................................................................................................................................................................................	45
	11.2 Refunds and Tax Benefits...........................................................................................................................................................................	46
	11.3 Contests....................................................................................................................................................................................................	47
	11.4 Cooperation and Exchange of Information..................................................................................................................................................	48
	11.5 Miscellaneous............................................................................................................................................................................................	49

12.	TERMINATION.......................................................................................................................................................................................................	49
	12.1 Termination and its Effects.........................................................................................................................................................................	49

13.	GENERAL...	51
	13.1 Notices....................................................................................................................................................................................................	51
	13.2 Entire Agreement.....................................................................................................................................................................................	52
	13.3 Interpretation...........................................................................................................................................................................................	52
	13.4 Governing Law.........................................................................................................................................................................................	52
	13.5 Table of Contents; Sections and Section Headings....................................................................................................................................	53
	13.6 Assigns....................................................................................................................................................................................................	53
	13.7 No Implied Rights....................................................................................................................................................................................	53
	13.8 Counterparts............................................................................................................................................................................................	53
	13.9 Amendments............................................................................................................................................................................................	53
	13.10 Waiver of Compliance..............................................................................................................................................................................	53
	13.11 Severability..............................................................................................................................................................................................	53
	13.12 Waiver of Jury Trail.................................................................................................................................................................................	54

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of the 30th day of October, 2006 by and between LRI Holdings Inc., a Delaware corporation (the “Buyer”) and CBRL Group, Inc., a Tennessee corporation (“Seller”).

RECITALS

A.	Seller owns all of the issued and outstanding shares of common stock of Logan’s Roadhouse, Inc., a Tennessee corporation (the “Company”), $0.01 par value per share (the “Shares”).

B.	Seller desires to sell, and Buyer desires to purchase, all of the Shares so that, upon completion of such purchase, Buyer will own all of the outstanding capital stock of the Company.

AGREEMENT

For and in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.	DEFINITIONS

For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined).

1.1  “Accounts Payable” means all accounts and notes payable owed by the Company, calculated in accordance with GAAP.

1.2  “Accounts Receivable” means all accounts and notes receivable owed to the Company, calculated in accordance with GAAP.

1.3  “Acquisition Proposal” has the meaning set forth in Section 3.5.

1.4  “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

1.5  “Agreement” has the meaning set forth in the introductory paragraph.

1.6  “Assets” has the meaning set forth in Section 4.7.

1.7  “Audited Balance Sheet” has the meaning set forth in Section 4.5.

1.8   “Balance Sheet” has the meaning set forth in Section 4.5.

1.9  “Balance Sheet Date” has the meaning set forth in Section 4.5.

1.10  “Basket” has the meaning set forth in Section 10.3.

1.11  “Buyer” has the meaning set forth in the introductory paragraph.

1.12  “Buyer Indemnitees” has the meaning set forth in Section 10.1(a).

1.13  “Buyer’s Breach” has the meaning set forth in Section 10.2.

1.14  “Cap” has the meaning set forth in Section 10.4.

1.15  “Capital Expenditures” means expenditures capitalized as property and equipment in accordance with GAAP and consistent with the practices, principles and methodologies used in preparing the Audited Balance Sheet.

1.16  “Claim” means any written action, suit, arbitration, proceeding, hearing, investigation, litigation, charge, claim, settlement, environmental action or demand.

1.17  “Closed Store Liabilities” means accrued liabilities for expected obligations of the Company for future net rent expenses and other cash expenses for three (3) restaurants (store numbers 314, 341 and 343) closed by the Company prior to the Closing Date as reflected on the Final Statement.

1.18  “Closing” has the meaning set forth in Section 2.5.

1.19  “Closing Date” has the meaning set forth in Section 2.5.

1.20  “Closing Indebtedness” has the meaning set forth in Section 2.4(a).

1.21  “Closing Working Capital” has the meaning set forth in Section 2.4(a).

1.22  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations or published rulings promulgated or issued thereunder.

1.23  “Company” has the meaning set forth in the first recital.

1.24  “Consents” has the meaning set forth in Section 4.24.

1.25  “Company Intellectual Property Rights” has the meaning set forth in Section 4.13.

1.26  “Contest” has the meaning set forth in Section 11.3(b).

1.27  “Contract” means any existing agreement, personal or real property lease, commitment, understanding, instrument, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or agreement.

1.28  “Disclosure Schedule” means the disclosure schedules accompanying this Agreement that are arranged to correspond to the particular representations and warranties and that contain certain information required by or exceptions to certain statements contained in this Agreement.

1.29  “D&T” means Deloitte & Touche LLP.

1.30  “Environmental Laws” means any federal, state or local Law, or any order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to public health and safety, or pollution or protection of the environment, including the release, threatened release, manufacturing, processing, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

1.31  “ERISA” has the meaning set forth in Section 4.17(a).

1.32  “Excluded Property” means any Owned Real Property that is excluded by a Purchaser from the Sale-Leaseback, including, without limitation, Store #313, Columbus, GA in the event such parcel of Owned Real Property is not included in the Sale-Leaseback.

1.33   “Family Member” with respect to any individual means the spouse, parents and descendents (whether natural or adopted) of such Persons.

1.34   “Final Indebtedness” has the meaning set forth in Section 2.4(d).

1.35  “Final Statement” has the meaning set forth in Section 2.4(c).

1.36  “Final Working Capital” has the meaning set forth in Section 2.4(d).

1.37  “Financial Statements” has the meaning set forth in Section 4.5.

1.38  “Franchise Agreement” means each of the franchise, license or area development agreements (together with any related guaranty agreements) that provide for the operation or development of the Company’s “Logan’s Roadhouse”® restaurants that are currently in effect and that are listed, together with the name of the Franchisee, in Section 1.38 of the Disclosure Schedule. “Franchise Agreements” means all such twenty-seven (27) agreements, collectively.

1.39  “Franchisee” means any Person that is a party to a Franchise Agreement with the Company.

1.40  “Fundamental Representations” means the representations and warranties of the Seller set forth in Sections 3.1, 3.3, 3.4, 4.2, 4.3(a), 4.11(l) and 4.25.

1.41  “GAAP” means accounting principles generally accepted in the United States of America consistently applied.

1.42  “Governmental Authority” means any nation or federal, state, local, regional, municipal or foreign government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities, courts or tribunals.

1.43  “Hazardous Materials” means any “Hazardous Substance,” “Oil” or “Pollutant or Contaminant” as such terms are defined in 40 C.F.R 300.5.

1.44  “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

1.45  “Indebtedness” means, with respect to the Company (i) the principal, premium (if any) and accrued interest in respect of indebtedness of the Company for money borrowed, whether or not evidenced by notes, debentures, bonds or other similar instruments and for the payment of which the Company is responsible or liable, directly or indirectly, either severally or jointly with any other Person, (ii) all obligations of the Company for the deferred purchase price of goods, services or property already acquired (but excluding trade payables and other accrued current Liabilities arising in the ordinary course of business), (iii) all obligations of the Company under leases required to be capitalized in accordance with GAAP, (iv) any amounts owed by and obligations of the Company and the Subsidiaries to any officer, director or employee of the Company or the Subsidiaries and their respective Affiliates that is payable, as a result of, or upon the consummation of the transactions contemplated by, this Agreement (but excluding the Success Awards, the Replacement Awards and compensation payable in the ordinary course of business, all as accrued in accordance with GAAP on the Financial Statements), (v) all intercompany net payables and (vi) all obligations of the type referred to in the foregoing clauses (i) through (v) of any other Person, the payment or performance of which the Company is responsible or liable, directly or indirectly, as obligor, guarantor or surety. “Indebtedness”, however, shall not include the Termination Payment.

1.46  “Insurance Policies” has the meaning set forth in Section 4.10.

1.47  “Intellectual Property Rights” any rights in or to any intellectual property or other proprietary rights, including: (i) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations thereof, (ii) all trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names, together with all translations, adaptations, derivations and combinations thereof, all applications, registrations and renewals in connection therewith and all goodwill associated with any of the foregoing, (iii) all works of authorship, copyrights, all registrations, applications for registration and renewals in connection therewith, (iv) software (including source code, executable code, data, databases, web sites, firmware and related documentation), (v) all trade secrets, know-how, technology, processes, products, methods, techniques, ideas, research and development, recipes, designs, layouts, specifications, improvements, business information, studies, technical and other data, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, and (vi) all copies and tangible embodiments of any of the foregoing (in any form or medium)

1.48  “Inventories” means all product and supply inventories of the Company and the Subsidiaries used, useable or otherwise saleable in the ordinary course of the business consistent with past practices, calculated in accordance with GAAP.

1.49  “Joint Firm” has the meaning set forth in Section 2.4(b).

1.50  “Knowledge” and the correlative “Known” shall mean the actual knowledge of the Persons set forth in Section 1.50 of the Disclosure Schedule, without independent inquiry.

1.51  “Laws” means all laws, statutes, codes, rules, regulations, ordinances and other pronouncements having the effect of law in the United States or any domestic state, county, city or other political subdivision or of any Governmental Authority, excluding, Environmental Laws.

1.52  “Leased Real Property” has the meaning set forth in Section 4.8(b).

1.53  “Liabilities” means any Indebtedness, Claim, Loss, commitment, obligation and other liability of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise.

1.54  “Liens” means any lien, statutory lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, covenant, Claim, restriction, right, option, conditional sale or other title retention agreement, warrant or third party equity right of any kind or nature.

1.55  “Losses” has the meaning set forth in Section 10.1(a).

1.56  “Material Adverse Effect” shall mean any effect or change that individually or in the aggregate, would reasonably be expected to have a material and adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations of the Company and the Subsidiaries, taken as a whole, or to the ability of Seller to consummate timely the transactions contemplated hereby, as applicable; provided that none of the following shall be deemed to constitute a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from (i) general business or economic conditions, provided such conditions do not disproportionately affect the Company, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., provided, that such conditions do not disproportionately affect the Company, (iii) economic or industry conditions resulting from an outbreak of mad cow disease, bird influenza or other such infectious disease, (iv) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (v) changes in GAAP, (vi) changes in Laws, orders, or other binding directives issued by any Governmental Authority, (vii) general changes or developments in the industry in which the Company operates, provided such changes or developments do not disproportionately affect the Company, (viii) the taking of any action expressly contemplated by this Agreement and the other agreements contemplated hereby, or otherwise consented to by Buyer; or (b) any adverse change in or effect on the business of the Company that is cured by Seller to the reasonable satisfaction of Buyer after consultation with Buyer’s counsel before the earlier of (i) the Closing Date or (ii) the date on which this Agreement is terminated pursuant to Section 12.1 hereof.

1.57  “Material Contracts” has the meaning set forth in Section 4.11.

1.58  “Minimum Sale-Leaseback Proceeds” has the meaning set forth in Section 8.10.

1.59  "Noncompetition Agreement" means an agreement between Seller and the Company pursuant to which Seller agrees to certain restrictions upon its business activities, which agreement shall be substantially in the form attached hereto as Exhibit A.

1.60  “Owned Real Property” has the meaning set forth in Section 4.8(a).

1.61  “Permits” has the meaning set forth in Section 4.12.

1.62  “Permitted Liens” means with respect to the Assets, as applicable: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Assets that are (i) not due and payable as of the Closing Date or (ii) being contested by appropriate proceedings; (b) mechanics liens and similar liens for labor, materials, or supplies provided with respect to such Assets incurred in the ordinary course of business for amounts that are (i) not yet due and payable or (ii) being contested by appropriate proceedings; (c) zoning, building codes, and other land use laws regulating the use or occupancy of any Owned Real Property or Leased Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Owned Real Property or Leased Real Property which are not violated in any material respect by the current use or occupancy of such Owned Real Property or Leased Real Property (as the case may be) or the operation of the business thereon; (d) liens for any financing secured by any Assets that is an obligation of the Company that will be paid off at Closing; (e) liens for any financing contemplated by the Buyer that will be used, in whole or in part, to finance the acquisition of the Shares and that is secured by any Assets or the Shares; and (f) easements, covenants, declarations, conditions, restrictions, and other similar matters of record affecting title to any such Assets and other title defects that do not or would not, individually or in the aggregate, materially impair the use, marketability, or occupancy of such Assets in the operation of the business of the Company and the Subsidiaries.

1.63  “Plan” has the meaning set forth in Section 4.17.

1.64  “Person” shall mean any natural person, corporation, company, limited liability company, joint venture, association, trust, general partnership, limited partnership, proprietorship, or other business organization.

1.65  “Post-Closing Date” has the meaning set forth in Section 2.4(e).

1.66  “Purchase Price” has the meaning set forth in Section 2.3.

1.67  “Real Property Leases” has the meaning set forth in Section 4.8(b).

1.68  “Reference Amount Range” means a deficit in the Company’s Working Capital of between $13,500,000 and $14,500,000, inclusive.

1.69  “Replacement Award” means any of the compensatory awards described on Section 1.69 of the Disclosure Schedule. “Replacement Awards” means all such awards, collectively.

1.70  “Sale-Leaseback” means the sale-leaseback of sixty-four (64) parcels of the Company’s Owned Real Property pursuant to those documents (the “Sale-Leaseback

Documents”) and upon the terms described in Section 1.70 of the Disclosure Schedule, with expected gross proceeds of $210 million, or sixty-five (65) parcels of the Company’s Owned Real Property if Store #313, Columbus, Georgia is included in the Sale Leaseback, which, if included, shall be for additional consideration of approximately $3,000,000. “Alternative Sale/Leaseback” shall have the meaning set forth in Section 6.13.

1.71  “Seller” has the meaning set forth in the introductory paragraph.

1.72   “Seller Indemnitees” has the meaning set forth in Section 10.2.

1.73  “Seller’s Breach” has the meaning set forth in Section 10.1(a).

1.74  “Shares” has the meaning set forth in the Recitals.

1.75  “Subsidiary” and “Subsidiaries” have the respective meanings set forth in Section 4.1(b).

1.76  “Subsidiary Assets” has the meaning set forth in Section 4.1(b).

1.77  “Success Award” means any of the compensatory awards described on Section 1.77 of the Disclosure Schedule. “Success Awards” means all such awards, collectively.

1.78  “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. For the avoidance of doubt, “Tax” does not include any escheat Liabilities or similar items under state unclaimed property Laws.

1.79  “Termination Date” means December 31, 2006.

1.80  “Termination Payment” means the fee payable by the Company in the event it terminates the Sale-Leaseback as described in the Sale-Leaseback Documents.

1.81  “2007 YTD Capex” means Capital Expenditures of the Company from July 29, 2006 through the day before the Closing Date. Notwithstanding the foregoing and for the avoidance of doubt, 2007 YTD Capex (i) shall not include cash disbursements for internal labor costs that are otherwise included within 2007 YTD Capex in excess of $100,000 per month and (ii) shall be adjusted by the amount of liabilities outstanding (including checks outstanding) relating to Capital Expenditures in excess of $2,900,000.

1.82  “Working Capital” means all “current assets” less all “current liabilities” of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP and with the practices, principles and methodologies used in preparing the Audited Balance

Sheet. “Current liabilities” shall be adjusted to include $2,900,000 in Accounts Payable for the purchase of property and equipment. For the avoidance of doubt, in no event will Working Capital include (i) assets held for sale (other than Inventory), (ii) Indebtedness, (iii) prepaid income Taxes or deferred income Tax assets, (iv) income Taxes payable and deferred income Tax liabilities, (v) liabilities relating to the Replacement Awards or Success Awards and (vi) Closed Store Liabilities.

1.83  “Working Capital Adjustment” means the amount by which Final Working Capital is outside the Reference Amount Range such that in the event that Final Working Capital is (i) a deficit greater than $14,500,000, such excess shall be paid by Seller to Buyer, (ii) a deficit less than the $13,500,000, such difference shall be paid by Buyer to Seller; or (iii) a surplus, the amount of such surplus plus $13,500,000 shall be paid by Buyer to Seller.

2.	PURCHASE AND SALE OF SHARES.

2.1  Basic Transaction.   Seller agrees to sell, transfer, convey, assign and deliver to Buyer on the Closing Date, and Buyer agrees to purchase and accept from Seller, all of the Shares, free and clear of any Liens, subject to the terms and conditions set forth in this Agreement.

2.2  Transfer of Shares.   Subject to the satisfaction or waiver of the conditions set forth in Section 8, on the Closing Date, Seller shall transfer the Shares by delivery of one or more stock certificates representing all of the Shares, duly endorsed in blank or with executed stock powers or assignments attached, in proper form for transfer.

2.3  Purchase Price.   In consideration for the purchase by Buyer of the Shares, Buyer shall pay to Seller on the Closing Date, as defined in Section 2.5 hereof, by wire transfer of immediately available funds, the purchase price of Two Hundred Seventy Six Million and 00/100 Dollars ($276,000,000), as adjusted pursuant to Section 2.4 hereof (the “Purchase Price”), in accordance with wire instructions provided by the Seller.

2.4  Adjustments to Purchase Price.

(a)
Determination of Closing Working Capital, Closing Indebtedness and 2007 YTD Capex. As promptly as practicable and in any event within sixty (60) days after the Closing Date, the Buyer shall and shall cause the Company to prepare (i) a statement that sets forth the Company’s calculation of Working Capital as of the opening of business on the Closing Date (the “Closing Working Capital”), (ii) a statement that sets forth the Company’s calculation of Indebtedness as of the opening of business on the Closing Date (the “Closing Indebtedness”), and a statement that sets forth the Company’s calculation of 2007 YTD Capex and shall deliver to the Seller a statement of the calculation of Closing Working Capital, Closing Indebtedness and 2007 YTD Capex (the "Closing Statement"), in each case, except as otherwise expressly provided herein, in accordance with GAAP applied consistently with past practices and in accordance with the practices, principles and methodologies used in preparing the Audited Balance Sheet.

(b)
Right of Review.  The Seller and its representatives and accountants shall have the right to review the Closing Statement and all work papers relating thereto. The Seller shall have the right to request of the Company additional information related to the Closing Statement, and the Company shall cooperate with such reasonable requests. The Seller and D&T shall complete review of the Closing Statement within thirty (30) days after the Closing Statement has been made available. If the Seller is of the view that any adjustment should be made to Closing Statement in order for the Closing Statement to be prepared in accordance with the requirements of Section 2.4(a), the Seller shall give Buyer written notice of such adjustments. If no such notice is given within thirty (30) days after the Closing Statement has been made available, Seller shall be deemed to have accepted the Closing Statement without adjustment. If the Buyer agrees with any of the adjustments proposed by the Seller, such adjustments shall be made to the Closing Statement. If there are any proposed adjustments that are disputed by the Buyer, then the Buyer and Seller shall negotiate in good faith to resolve all disputed adjustments. If, after a period of thirty (30) days following the date on which Seller gives the Buyer written notice of any proposed adjustments, any such adjustments still remain disputed, then the Buyer and the Seller shall jointly select an independent nationally recognized accounting firm (the “Joint Firm”) to resolve any remaining disputed adjustments, and the decision of the Joint Firm shall be final and binding on the parties hereto. The parties hereto shall instruct the Joint Firm to resolve any such remaining disputed adjustments as promptly as possible and in any event within thirty (30) days; provided that the Joint Firm’s determination of the adjustment shall be no higher than the Seller’s proposal and no lower that the Buyer’s proposal.

(c)
Final Statement.  After the Closing Statement has been prepared and any related adjustments thereto have been calculated and agreed to pursuant to Section 2.4(a) and Section 2.4(b), all adjustments, if any, so agreed to with respect to the Closing Statement shall be made. The Closing Statement, as so revised by all such adjustments, if any, is referred to hereinafter as the “Final Statement.”

(d)
Adjustments.  The parties hereto acknowledge that the Purchase Price has been calculated based on certain assumptions with respect to the financial condition of Company that will be disclosed on the Final Statement and certain assumptions regarding the proceeds to be received by the Company in the Sale-Leaseback. Accordingly, the parties hereto agree:

(i)  If Working Capital of Company as reflected on the Final Statement (“Final Working Capital”) is outside the Reference Amount

                  Range, a Working Capital Adjustment shall be made on the “Post-Closing Date” (as hereinafter defined).

(ii)  If Indebtedness of the Company as reflected on the Final Statement (“Final Indebtedness”) is greater than zero, Seller shall pay to Buyer on the Post-Closing Date an amount (hereinafter referred to as the “Indebtedness Payment”) equal to the amount by which the Final Indebtedness is a greater than zero.

(iii)  The Purchase Price also shall be decreased by the amount by which the gross proceeds of the Sale-Leaseback are in excess of $210,000,000.

(iv)  The Purchase Price shall be decreased by the amount by which 2007 YTD Capex is less than the applicable amount set forth in Section 6.2(a) of the Disclosure Schedule and increased by the amount by which 2007 YTD Capex is greater than the applicable amount set forth in Section 6.2(a) of the Disclosure Schedule; provided, that in either event, the applicable amounts shall be prorated if the Closing Date occurs between the dates set forth on Section 6.2(a) of the Disclosure Schedule.

(e)
Post-Closing.  Any payment that is required to be made pursuant to Section 2.4(d) shall be made directly to Buyer or Seller, as the case may be, at that party’s address set forth in Section 13.1 within five (5) days after the Final Statement has been completed in accordance with this Section 2.4 (including resolutions of disputed adjustments), or on such other date or at such other time or place as Buyer and Seller shall agree to in writing (the date of such post-closing hereunder being referred to herein as the “Post-Closing Date”). All payments required to be made pursuant to Section 2.4(d) shall be made by wire transfer of immediately available funds. Any payments required to be made pursuant to Section 2.4(d) shall be treated as an adjustment to the Purchase Price for all purposes (including Tax purposes).

2.5  The Closing.   Subject to satisfaction or waiver of the conditions in Section 8, the closing of the transactions contemplated by the Agreement (the “Closing”) shall take place at the offices of Baker Donelson Bearman Caldwell & Berkowitz, P.C., located at 211 Commerce Center, Suite 1000, Nashville, Tennessee 37201, commencing at 9:00 a.m. local time on November 27, 2006 or within five days after expiration of the applicable waiting period (and any extension thereof) under the HSR Act, whichever date is later, or such other date and/or time as Buyer and Seller may mutually agree (the “Closing Date”).

2.6  Deliveries at the Closing.   At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments and documents referred to in Section 7 below, (ii) Buyer will deliver to Seller the various certificates, instruments and documents referred to in Section 8 below, (iii) Seller will deliver to Buyer one or more stock certificates representing all of the

Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to Seller the Purchase Price, in immediately available funds.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that the statements contained in this Section 3 are true, correct and complete.

3.1  Organization, Standing and Authorization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Seller has all requisite corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other Laws affecting creditors’ rights generally, and by general equitable principles. Except as described in Section 3.1 of the Disclosure Schedule, Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Government Authority in order to consummate the transactions contemplated under this Agreement.

3.2  Non-contravention.   Except as set forth in Section 3.2 of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of, conflict with, require the consent of any third party under, or constitute or create a default under (a) Seller’s charter documents or by-laws, each as amended to date; (b) any Material Contract to which Seller is a party or by which it or any of its properties is bound or to which it or any of such properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or Governmental Authority, except with respect to clause (c), where the violation, conflict or default would not reasonably be expected to impair, or be material and adverse to the Company or Seller’s ability to consummate the transactions contemplated hereunder.

3.3  Broker Fees.   Except as set forth in Section 3.3 of the Disclosure Schedule, Seller has no obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company could become obligated, and Buyer shall not have any liability or otherwise suffer any loss as a result of or in connection with any such fees.

3.4  Shares.   Except as disclosed in Section 3.4 of the Disclosure Schedule, Seller owns of record and beneficially one hundred percent (100%) of the Shares, free and clear of any Liens. Seller is the sole shareholder of the Company and, except as disclosed in Section 3.4 of the Disclosure Schedule, has the exclusive right, power and authority to vote the Shares.

3.5  No Other Agreements Relating to Acquisition.   Other than this Agreement and the Sale-Leaseback Documents, none of the Seller, the Company, the Subsidiaries or any of their Affiliates is party to or bound by any agreement with respect to any proposal or offer to acquire all or any significant part of the business and properties of the Company, whether by merger, purchase of stock, purchase of assets or otherwise (any such agreement, an “Acquisition Proposal”), or any Contract requiring Seller to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Any and all discussions with third parties with respect to an Acquisition Proposal with any parties other than the parties herein have been terminated.

4.
REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING THE COMPANY AND THE SUBSIDIARIES.   Seller represents and warrants to Buyer that the statements contained in this Section 4 are true, correct and complete.

4.1  Organization, Qualification and Corporate Power.

(a)
The Company is duly organized, validly existing and in good standing under the laws of the State of Tennessee. The Company is qualified and in good standing to transact business in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has all requisite corporate power and corporate authority to carry on its business as now conducted and to own or lease and to operate its Assets as such Assets are now owned, leased or operated. Section 4.1 of the Disclosure Schedule sets forth each jurisdiction in which the Company is qualified to do business as a foreign corporation. True, correct and complete copies of the charter and bylaws of the Company have been provided by Seller to Buyer, and such copies include all amendments, modifications and supplements thereto.

(b)
Each of Logan’s Roadhouse of Texas, Inc. and Logan’s Roadhouse of Kansas, Inc. (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is a wholly owned subsidiary of the Company, and is duly organized, validly existing and in good standing under the laws of its respective state of formation. Each Subsidiary has all requisite corporate power and corporate authority to carry on its business as now conducted and to own or lease and to operate all properties and assets necessary to operate the business of the Subsidiary as currently conducted (the “Subsidiary Assets”). Each Subsidiary is duly qualified or licensed to do business, and is in good standing in each jurisdiction in which the nature of its activities makes such qualification or licensing necessary, except to the extent such failures to be duly qualified, licensed or in good standing could not reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the charter and bylaws of each Subsidiary have been provided by Seller to Buyer, and such copies include all amendments, modifications and supplements thereto.

(c)
Except for the Subsidiaries, the Company does not have any subsidiaries and does not own or control, directly or indirectly, any of the capital stock of any Person. There are no outstanding contractual obligations of Company to acquire any shares of capital stock or other ownership interest of any Person and the Company does not have any investment (either debt or equity), or commitments to make such an investment, in any Person.

4.2  Capitalization.  The entire authorized capital stock of the Company consists of: (a) fifteen million (15,000,000) shares of common stock, par value $0.01, of which one thousand (1,000) shares are issued and outstanding and are being sold pursuant to this Agreement; and (b) five million (5,000,000) shares of preferred stock, par value $0.01, none of which are issued and outstanding. All of the issued and outstanding common stock of the Company has been duly authorized, validly issued, fully paid, is non-assessable and was not issued in violation of any preemptive rights. All of the issued and outstanding common stock of the Company is held of record by Seller and true and correct copies of all stock records and corporate minutes of the Company have been furnished to Buyer. Except as set forth on Section 4.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, Contracts, calls, puts, rights to subscribe or conversion rights to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no voting trusts, proxies or any other Contracts with respect to the voting of the capital stock of the Company.

4.3  Non-Contravention.   Except as set forth in Section 4.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereunder, will constitute a violation of, or conflict with, require the consent of any third party under, or constitute or create a default under, or result in the creation or imposition of any Lien upon any Assets of either the Company or any Subsidiary, pursuant to (a) its charter documents or by-laws, each as amended to date; (b) any Material Contract to which it is a party or by which it or any of its properties is bound or to which it or any of such properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or Governmental Authority, except, in the case of (c), where the violation, conflict, default, lien, security interest or other encumbrance would not be material and adverse to the Company.

4.4  Governmental Consent.   No consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery of this Agreement or for the consummation of the transactions contemplated hereunder, except for the filing of notices (and related requests for authorization) under the HSR Act with the Department of Justice and the Federal Trade Commission and disclosures required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, except where any failure to obtain such consent, approval, authorization, registration, or qualification, or make such filing would not, individually or in the aggregate, be material and adverse to the Company.

4.5  Financial Statements.   Section 4.5 of the Disclosure Schedule includes (i) the audited consolidated financial statements of the Company as of July 28, 2006, containing audited balance sheets as of July 28, 2006 and July 29, 2005 (the July 28, 2006 balance sheet being herein referred to as the “Audited Balance Sheet”), audited statements of income for each of the three fiscal years ended July 28, 2006, July 29, 2005 and July 30, 2004, related statements of changes in shareholders’ equity and cash flows for each of the fiscal years and related notes thereto and (ii) the unaudited balance sheet and unaudited statement of income as of and for September 24, 2006 (the items described in clauses (i) and (ii) herein referred to as the “Financial Statements”). Except as set forth on Section 4.5 of the Disclosure Schedule and in the following sentence, each of such Financial Statements is true and correct in all material respects and has been prepared in accordance with GAAP. The unaudited balance sheet and unaudited interim income statement as of and for September 24, 2006 are prepared on bases reasonably consistent with GAAP, but include estimates that the Company believes to be reasonable, but which are subject to quarterly adjustment. The balance sheets included in the Financial Statements, subject to the qualification in the preceding sentences, accurately and fairly present the financial condition of the Company as at the respective dates thereof and the statements of income and cash flows included in the Financial Statements accurately and fairly present, respectively, the results of operations and cash flows of the Company for the periods covered thereby. The most recent balance sheet of the Company included in the Financial Statements is hereafter referred to as the “Balance Sheet.” The date of the Balance Sheet is hereafter referred to as the “Balance Sheet Date.”  Neither the Company nor any Subsidiary has any Liabilities except for (i) Liabilities specifically set forth in the Financial Statements; (ii) Liabilities described on Section 4.5 of the Disclosure Schedule; (iii) Liabilities incurred in the ordinary course of business since the date of the Balance Sheet (none of which, individually or in the aggregate, will result in Losses in excess of $1,000,000 or would cause any of Seller’s representations and warranties herein to be untrue) and (iv) other Liabilities expressly contemplated by this Agreement. Except as specifically set forth above, Seller makes no representation with respect to the Financial Statements.

4.6  Absence of Certain Changes.   Since the Balance Sheet Date, the business and operations of the Company and the Subsidiaries have been conducted only in ordinary course of business and there has been no Material Adverse Effect. Without limiting the foregoing, since the Balance Sheet Date, there has not been, except as disclosed in Section 4.6 of the Disclosure Schedule:

(a)	any declaration or payment of dividends on any capital stock of Company or any distribution with respect to, or in redemption of, any of the Shares;

(b)	any sale or transfer of any Assets of Company or any Subsidiary except in the ordinary course of business consistent with past practice;

(c)
any damage, destruction or loss (whether or not fully covered by insurance) except for such damage, destruction or loss valued in excess of $250,000, either individually or in the aggregate and which is not covered by insurance;

(d)
any change in the condition (financial or otherwise) of properties, Assets, Liabilities, business, results of operations or prospects of the Company or any Subsidiary, except for changes in the ordinary course of business consistent with past practice, none of which has, individually or in the aggregate, caused or would reasonably be expected to cause, a Material Adverse Effect;

(e)	any transfer, assignment, license, abandonment, failure to maintain or other disposition of any Company Intellectual Property Rights other than in the ordinary course of business;

(f)	any action (or failure to take any action) that could reasonably be expected to result in the loss, lapse, abandonment, invalidity or unenforceability of any Company Intellectual Property Rights;

(g)	any material transaction other than in the ordinary course of business of Company or any Subsidiary consistent with past practice;

(h)	any lease of personal or real property to or from any Person with respect to which Company or any Subsidiary is a party;

(i)	any amendment of the charter or bylaws of Company or any Subsidiary;

(j)	the granting of any Lien against any of the Assets except Permitted Liens;

(k)
any payment, loan or advance of any amount to, or sale, transfer or lease of any Assets to, or execution or modification of any agreement with, officers or directors of the Company, any Subsidiary or Seller;

(l)
any Known personal injury on the premises of Company or any Subsidiary or in connection with its business that is reasonably likely to give rise to a claim in excess of the applicable insurance coverage and applicable deductible or self-insured retention;

(m)
any increase in the compensation payable to or to become payable by Company or any Subsidiary to any officer, employee or agent of Company or any Subsidiary, except for normal compensation adjustments to salaries, wages or bonus accruals made in the ordinary course of business consistent with past practice;

(n)	any layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act or any similar foreign, state or local Law (collectively referred to herein as the “WARN Act”);

(o)
any payment, other than in the ordinary course of business of Company or any Subsidiary consistent with past practice, under any insurance, pension or other benefit Plan to, for or with any officer, employee or agent of Company or any Subsidiary;

(p)	any change in the method of accounting, financial or tax practices, methods or principles by Company, except as required by GAAP or changes in the Code or other Law;

(q)	any conversion of cash deposits into letters of credit; or

(r)	any agreement, whether in writing or otherwise, to take any action described in this Section 4.6.

4.7  Title to and Condition of Tangible Assets.   Except as disclosed in Section 4.7 of the Disclosure Schedule, the Company or one of the Subsidiaries has good and marketable title to or a valid leasehold interest in the assets reflected in the Financial Statements and, without duplication, all Owned Real Property and all Leased Real Property and used regularly in, and necessary for, the conduct of the business as currently conducted (the “Assets”), free and clear of any Liens, except Permitted Liens. All of the Assets are in suitable condition to operate the business of the Company and its Subsidiaries as currently conducted, except for such conditions which would not result in Losses, individually or in the aggregate, in excess of $1,000,000. Except as disclosed in Section 4.7 of the Disclosure Schedule, the Company or one of its Subsidiaries owns or has a valid leasehold interest in all of the assets that are used in, or that the Company deems necessary for, the conduct of the business of the Company and its Subsidiaries.

4.8  Real Property.

(a)
Section 4.8(a) of the Disclosure Schedule sets forth a complete list of all real property owned by the Company or the Subsidiary (the “Owned Real Property”). With respect to each such parcel of Owned Real Property: (i) the Company has good and marketable title in fee simple absolute, free and clear of all Liens, except for Permitted Liens and except as stated in Section 4.8 of the Disclosure Schedule; (ii) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of the Owned Real Property; and (iii) there are no outstanding options or rights of first refusal to purchase any parcel of Owned Real Property, or any portion thereof or interest therein. Except as set forth on Section 4.8(a) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b)
The leases listed in Section 4.8(b) of the Disclosure Schedule (the “Real Property Leases”) constitute all leases, subleases, licenses, concessions and other agreements (written or oral) under which the Company uses or occupies or has any right to use or occupy, now or in the future, any land, buildings, structures or other interest in real property (the “Leased Real Property”), including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or the Subsidiary thereunder. Section 4.8(b) of the Disclosure Schedule sets forth the address of each Leased Real Property. Seller has heretofore delivered to Buyer true and complete copies of all Real Property Leases, and in the case of any oral Real Property Leases, a written summary of the material terms of such oral Real Property Lease. Except as set forth in Section 4.8(b) of the Disclosure Schedule, each of the Real Property Leases is valid, binding and in full force and effect, and no notice of default or termination under any Real Property Leases has been received and, to the Knowledge of Seller, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease. The Company holds the Leased Real Property free and clear of all Liens, except Permitted Liens and except as stated in Section 4.8(b) of the Disclosure Schedule. Except as set forth in Section 4.8(b) of the Disclosure Schedule, with respect to each Real Property Lease (i) the sale of the Shares pursuant to this Agreement does not require the consent of any other party to such Real Property Lease, will not result in a breach of or default under such Real Property Lease, or otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (ii) the Company’s and each Subsidiary’s, as the case may be, possession and quiet enjoyment of the Leased Real Property under such Real Property Lease has not been disturbed in any material respect, and to the Company’s Knowledge, there are no disputes with respect to such Real Property Lease; (iii) no security deposit or portion thereof deposited with respect such Real Property Lease has been applied in respect of a breach or default under such Real Property Lease which has not been redeposited in full; (iv) neither the Company nor the Subsidiary owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Real Property Lease; (v) the other party to such Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or the Subsidiary; (vi) the Company or the Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (vii) the Company or Subsidiary has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein.

(c)
The Owned Real Property identified in Section 4.8(a) of the Disclosure Schedule and the Leased Real Property identified in Section 4.8(b) of the Disclosure Schedule (collectively, the “Real Property”) comprise all of the real property used or intended to be used in, or otherwise related to, the business.

4.9  Inventories.   The Inventories included on the Balance Sheet or subsequently acquired and to be properly included on the Final Statement are merchantable and have been maintained, with the exception of a reasonable allowance for spoilage and/or obsolescence that is reflected on the Balance Sheet, in the ordinary and usual course of business of Company and its Subsidiaries and are of a quality and quantity usable and saleable in the ordinary and usual course of the business of Company and its Subsidiaries, and the quantities of each type of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable, adequate and appropriate for the present operation of Company and its Subsidiaries. The Inventories included on the Balance Sheet are valued for the purposes thereof at the lower of cost or market. No food ingredient, finished article of food, food packaging or food labeling included in the Inventories of the Company is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act or prohibited under the Food, Drug and Cosmetic Act from being introduced into interstate commerce.

4.10  Insurance.   Section 4.10 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, comprehensive general liability, and workers’ compensation coverage and bond and surety arrangements, if applicable) to which the Company or any Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage (the “Insurance Policies”):

(a)	the name, address, and telephone number of the agent;

(b)	the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c)	the policy number and the period of coverage; and

(d)	the general scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage.

The Company has not received notice that it is in breach or default, and, to the Knowledge of Seller, no event has occurred which, with notice or the lapse of time, is reasonably expected to constitute such a breach or default or permit termination, modification, or acceleration, under the Insurance Policies. To the Knowledge of Seller, no party to the Insurance Policies has repudiated any provision thereof. Section 4.10 of the Disclosure Schedule contains a list of all Claims as of September 30, 2006 filed by or on behalf of Company or any Subsidiary under the Insurance Policies for insured losses which are pending and have not been disposed of as of the date indicated. To the Knowledge of Seller, there are no pending claims under any of the Insurance Policies as to which any insurer is defending under reservation of rights or has denied liability and, to Seller’s Knowledge, there exists no claim under any such Insurance Policy that has not been properly filed by Seller, Company, or a Subsidiary.

4.11  Material Contracts.   Section 4.11 of the Disclosure Schedule contains an accurate and complete list of the following Contracts to which the Company or a Subsidiary is bound (the “Material Contracts”):

(a)
each Contract relating to the employment by the Company or a Subsidiary of any Person (including any contract or commitment to any labor union), or any bonus, deferred compensation, pension, severance, profit sharing, stock option Plan;

(b)	each Contract under or pursuant to which the Company or a Subsidiary has borrowed money or guaranteed Indebtedness for borrowed money, which will not be terminated on the Closing Date;

(c)	each Contract relating to capital expenditures in excess of $500,000, to the extent such Contracts will not be fully performed prior to the Closing Date;

(d)	each loan or advance to, or investment in, any other Person or any Contract relating to the making of any such loan, advance or investment;

(e)
each guarantee or other contingent liability in respect of any Indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(f)	each management service, consulting or any other similar type Contract in excess of $100,000;

(g)
each material supply, distribution, dealer, sales representative, manufacturing or similar type Contract, that is not cancelable without liability to the Company or a Subsidiary on a maximum of thirty (30) days notice;

(h)
each license agreement or other arrangement relating to Company Intellectual Property Rights by which the Company or a Subsidiary is licensed or authorized to use by others or by which the Company or a Subsidiary has licensed or authorized for use by others;

(i)
other than as set forth in any Franchise Agreement or Real Property Lease, any non-compete agreement or any agreement restricting the conduct of the business, including any settlement, co-existence or similar agreement;

(j)	each Contract relating to the lease of the Assets, including, but not limited to, each Real Property Lease;

(k)	any material service or maintenance agreements or any similar type Contract necessary to conduct the business of the Company and its Subsidiaries as currently conducted;

(l)
any Contract with Seller or any Affiliate of Seller (other than the Company and the Subsidiaries), or with any director or officer of the Company, Seller or any Affiliate of Seller or any Family Members of such individuals, with the exception of employment arrangements with Family Members of directors and officers of the Company, Seller or any Affiliate of Seller that are at the restaurant level and on terms and conditions no more favorable than hourly restaurant employees, which arrangements are excluded from this Section 4.11(l);

(m)	any Contract for the future sale of any products of the Company or any Subsidiary, except in the ordinary course of business;

(n)	each Franchise Agreement or other Contract with any Franchisee;

(o)	any partnership or joint venture agreement;

(p)	any outstanding power of attorney empowering any Person to act on behalf of the Company or any Subsidiary; or

(q)	any labor settlement, conciliation or similar agreement imposing any obligations on the Company that must be satisfied after the execution date of this Agreement; or

(r)	any Contract not entered into in the ordinary course of business that involves amounts of $250,000 or more and is not unilaterally cancelable by the Company.

Except as disclosed in Section 4.11 of the Disclosure Schedule, each Material Contract is a legal, valid and binding obligation of the Company (or a Subsidiary, as the case may be) and is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice or the lapse of time, or both, is reasonably expected to become a default or event of default thereunder. Except as disclosed in Section 4.11 of the Disclosure Schedule, neither the Company nor any Subsidiary is in material violation of any of the terms or conditions of any Material Contract. Seller has delivered to Buyer a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each oral Material Contract.

4.12  Permits.   Except as described in Section 4.12 of the Disclosure Schedule, the Company and each Subsidiary has and maintains all licenses, permits, approvals, certificates and other authorizations (the “Permits”) from all such Governmental Authorities as are necessary for the conduct of its business as currently conducted. Except as described in Section 4.12 of the Disclosure Schedule: (a) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereunder, will constitute a violation of, or conflict with, require notice to or the consent of any Governmental Authority in order to maintain any Permit in full force and effect; (b) all Permits are in full force and effect and no suspension or cancellation of any of them is threatened; and (c) none of the Seller, the Company nor any Subsidiary has received any notification of any asserted present or past failure to comply with such Permits that was not fully resolved with no continuing adverse effect upon the Company.

4.13  Intellectual Property.   The Intellectual Property Rights described in Section 4.13 of the Disclosure Schedule sets forth a complete list of the following owned or used by the Company (and if not owned, the applicable subsection of Section 4.13 of the Disclosure Schedule contains a reference to the agreement pursuant to which the Company has the right to use the Intellectual Property Rights): (i) registrations and applications for registration of trademarks, service marks, and trade or corporate names, and any other marks (ii) patents or pending patent applications, (iii) unregistered trademarks, service marks, and trade or corporate names, and any other marks that the Company deems material to its business, (iv) registered copyrights or applications for copyrights and (v)all computer software (other than mass-marketed or “off-the shelf” software with a replacement cost and/or annual license fee of less than $10,000) (items (i) through (v) being referred to as the “Company Intellectual Property Rights”). The Company owns and possesses, free and clear of any Liens, except Permitted Liens, all right, title and interest in and to, or has the right to use pursuant to a valid and enforceable license set forth in Section 4.11 of the Disclosure Schedule, all Company Intellectual Property Rights. The Company Intellectual Property Rights constitute all Intellectual Property Rights that the Company uses in or deems necessary for, the conduct of the business. All of the

Company Intellectual Property Rights owned by the Company are valid and subsisting and in full force and effect. No loss of any of the Company Intellectual Property Rights that would be material and adverse to the Company’s business is reasonably foreseeable. Except as set forth in Section 4.13 of the Disclosure Schedule, (a) no Claims have been asserted against Seller or the Company, and no Claims are pending, or to the Knowledge of Seller threatened, by any Person regarding the use, validity, ownership, enforceability or registerability of any of the Company Intellectual Property Rights owned, or to the Knowledge of the Seller, used by the Company, and to the Knowledge of Seller, there exists no basis for such Claim; (b) the conduct of the business of the Company, including the use by the Company of the Company Intellectual Property Rights owned by the Company does not, infringe, misappropriate or otherwise conflict in any material respect with, the rights of any other Person; and (c) to the Knowledge of Seller, no Person has infringed, misappropriated or otherwise conflicted with any of the Company Intellectual Property Rights. No claim, suit, action or other proceeding with respect to any infringement of third party Intellectual Property Rights, or violation of the respective licenses for the licensed software, is threatened to the Knowledge of Seller or pending against the Company. The Company's current use of any licensed software is consistent in all material respects with the terms of the respective licenses to such licensed software. The consummation of the transactions contemplated hereunder shall not impair the right, title or interest of the Company in or to the Company Intellectual Property Rights, and all of the Company Intellectual Property Rights (with the exception of any licensed software, the license for which expires prior to the Closing, a list of which is set forth in Section 4.13 of the Disclosure Schedule) shall be owned or available for use by the Company immediately after the Closing on terms and conditions identical to those under which the Company owned or used the Company Intellectual Property Rights immediately prior to the Closing. The Company has taken all commercially reasonable actions that are necessary to protect the Company’s rights in and to the Company Intellectual Property Rights, including protecting the trade secrets and other confidential information and taking all actions reasonably necessary to ensure that no trade secret falls or has fallen into the public domain.

4.14  Litigation.

(a)
There is no (i) pending, or, to Seller’s Knowledge, threatened litigation relating to the Shares; (ii) Claim pending or, to Seller’s Knowledge, threatened against Seller, nor is Seller in receipt of any inquiry, notice, citation, investigation or complaint from any Governmental Authority, which would adversely affect Seller’s ability to perform its obligations under this Agreement nor does Seller have Knowledge of any occurrence or condition that might properly constitute a basis for such Claim; or (iii) judgment, order, writ, injunction or decree of any court or administrative agency to which Seller is subject that would adversely affect Seller’s ability to perform its obligations hereunder.

grounds to know of any occurrence or condition that might properly constitute a basis for such Claim or such inquiry, notice, citation, investigation or complaint; (ii) none of the Company or its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or administrative agency; and (iii) to Seller’s Knowledge, there is no event or series of related events which has occurred or condition which is in existence of any kind or character pertaining to the business or assets of Company or its Subsidiaries that might, individually or in the aggregate, result in Losses to the company or its Subsidiaries in excess of $100,000.

4.15  Environment, Health, and Safety.

(a)
Except as set forth in Section 4.15(a) of the Disclosure Schedule: (i) the Company has not engaged in or permitted any operations or activities upon, or any use or occupancy of, the Owned Real Property or Leased Real Property or any portion thereof or any property or facility previously owned or leased by the Company for the purpose of or the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional, excluding de minimis quantities of Hazardous Materials that are commonly used in connection with the Company’s business and which were used and disposed of in accordance with Environmental Laws and were not released to the environment so as to give rise to Liability under Environmental Laws) on, under, in or about any such property or transported any Hazardous Materials to, from or across any such property; (ii) no Hazardous Materials have migrated from any Owned Real Property or Leased Real Property upon or beneath other properties, and no Hazardous Materials have migrated from other properties upon, about or beneath any Owned Real Property or Leased Real Property, in either case, in a manner so as to give rise to Liability under Environmental Laws, (iii) no Hazardous Materials are present on, under, in or about any of the Owned Real Property or Leased Real Property excluding such quantities of Hazardous Material commonly used in connection with the Company’s business. and that are present in accordance with, and do not give rise to Liabilities under, Environmental Laws and (iv) the Company has not exposed any Person to any Hazardous Materials so as to give rise to Liability under Environmental Laws.

(b)
Except as set forth in Section 4.15(b) of the Disclosure Schedule: (i) the Company, the Owned Real Property and the Leased Real Property have at all times complied in all respects (except for any past non-compliance that was fully remediated or resolved) and are in compliance with, in all respects, all Environmental Laws, which compliance has included obtaining and complying at all times, in all respects, with all Permits, required pursuant to Environmental Laws, except for such non-compliance as would not result in Losses, individually or in the aggregate, in excess of $250,000, and no activity on or condition of the Owned Real Property or

Leased Real Property constitutes a nuisance or a tortious condition with respect to any third party; and (ii) the Company is not required to take any remedial action related to any such property or make any capital improvements, individually or in the aggregate, in excess of $250,000 in order to place such property or the improvements located thereon in compliance with such Environmental Laws.

(c)
Notice of Violations.  (i) The Company has not received notice or other communication concerning nor does it have any Knowledge of (A) any violation or alleged violation of Environmental Laws relating to the Owned Real Property or Leased Real Property or properties previously owned or leased by the Company or (B) any Liability or alleged Liability under Environmental Laws relating to the Owned Real Property or Leased Real Property or properties previously-owned or leased by the Company, and, to Seller’s Knowledge, there exists no basis for any Claim related to either (A) or (B) being instituted or filed; (ii) no writ, injunction, decree, order or judgment related to the foregoing is outstanding; and (iii) the Company has not been ordered or requested by any Governmental Authority to take any step to remedy any condition on any such property.

(d)
Potentially Responsible Party.  Neither the Environmental Protection Agency nor any other Governmental Authority has identified the Company as a “potentially responsible party” or notified the Company that it may in the future identify the Company as a “potentially responsible party” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA) or any other similar Environmental Law.

(e)
The Company has no responsibility for or liability with respect to any of the following at any Owned Real Property or Leased Real Property: 1) underground storage tanks; 2) confirmed friable asbestos-containing materials; 3) materials or equipment containing confirmed polychlorinated biphenyls; or 4) public landfills.

(f)
Neither the Company nor, with respect to the Company, Seller has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

(g)
The Company has furnished Buyer all environmental audits, assessments and reports and all other documents bearing on Liabilities under Environmental Laws, in each case relating to its or its affiliates or predecessors past or current properties, facilities or operations which are in its possession or under its reasonable control.

(h)	This Section 4.15 contains the sole and exclusive representations and warranties of Seller with respect to the Company’s compliance with Environmental Laws.

4.16  Legal Compliance.   To the Knowledge of Seller:

(a)
Each of the Company and the Subsidiaries is in compliance in all respects with all Laws, and no unresolved charge, complaint, action, suit, proceeding, hearing, investigation, Claim, demand, or notice has been filed or commenced against the Company or a Subsidiary alleging any failure to comply with any Laws except as would not result in Losses, individually or in the aggregate, in excess of $250,000.

(b)
Each of the Company and the Subsidiaries has filed in a timely manner all reports, documents, and other materials it was required to file under all applicable Laws, except where such failure to file in a timely manner would not be material and adverse to the Company.

(c)
Each of the Company and the Subsidiaries has possession of all records and documents it is required to retain under all applicable Laws, except where such failure to possess would not be material and adverse to the Company.

4.17  Employee Benefit Plans.

(a)
Section 4.17 of the Disclosure Schedule is a true, correct, and complete list of all the employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and any other plan, arrangement or Contract providing deferred or incentive compensation, or health, life or other welfare or fringe benefits to employees, consultants or directors maintained or contributed to by the Company or its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability(each such employee benefit plan or Contract being herein referred to as a “Plan”). None of the Company, any of its Subsidiaries or any entity treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (each, an “ERISA Affiliate”) maintains, contributes to or has any Liability with respect to (including any withdrawal liability as defined in Section 4201 of ERISA) a “multi-employer plan” within the meaning of Section 3(37) of ERISA or a defined benefit plan within the meaning of Section 3(35) of ERISA. Seller has heretofore delivered to Buyer true, correct and complete copies of (i) each Plan (including all Plan amendments); (ii) the most recent summary plan description for each Plan; (iii) the three most recent Form 5500-series annual reports (with attachments); (iv) the most recent IRS determination or favorable opinion letters (if applicable), and (v) all related trust agreements, insurance contracts and other funding arrangements that implement each Plan.

(b)
None of the Company, its Subsidiaries or any employee, officer or director of the Company or its Subsidiaries who is a “disqualified person” within the meaning of Section 4975 of the Code has engaged in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code and, to the Company’s Knowledge, no other disqualified person has engaged in such a transaction.

(c)
Full payment has been made of all amounts that the Company is required under the terms of each Plan and applicable Law to have paid as contributions or premium payments with respect to such Plan for all periods ending prior to the date hereof and all amounts that the Company is not yet required under the terms of each Plan and applicable Law to have paid as contributions or premium payments with respect to such Plan have been properly accrued in accordance with GAAP.

(d)
No “fiduciary” within the meaning of Section 3(21) of ERISA that is either the Company, a Subsidiary or any of their respective officers or directors or, to the Knowledge of the Company, any other fiduciary, has any liability for breach of fiduciary duty with respect to any acts or omissions related to the investment of the assets or administration of any Plan. No action, suit, proceeding, hearing, audit or investigation with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending, or to Seller’s Knowledge, threatened.

(e)
Each Plan has been maintained, funded and administered in accordance with the terms of such Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Law.

(f)
Neither the Company nor any Subsidiary maintains, contributes to or has any Liability with respect to any welfare benefit plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or for any spouse or dependents thereof) of the Company or any of its Subsidiaries, other than in accordance with Section 4980B of the Code (“COBRA”). The Company, its Subsidiaries and each ERISA Affiliate have complied in all material respects with the requirements of COBRA.

(g)	Any Plan intended to meet the requirements of a qualified plan under Section 401(a) has received a determination from the Internal Revenue

Service that such Plan is so qualified and, to Seller’s Knowledge of the Company, nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Plan.

(h)
Except as described in Section 4.17(h) of the Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not result in any payment by the Company (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director of the Company.

4.18  Labor and Employment Matters.   Except as disclosed in Section 4.18 of the Disclosure Schedule, each of the Company and the Subsidiaries is in material compliance with all federal and state Laws respecting employment and employment practices, including terms and conditions of employment, collective bargaining, wages and hours, layoffs, immigration, workplace safety, and the collection and payment of employment taxes. The Company is not engaged in any unfair labor practice, and, except as disclosed in Section 4.18 of the Disclosure Schedule, there is no charge pending or, to the Knowledge of Seller, threatened against the Company or any Subsidiary alleging unlawful discrimination in employment practices before any court or agency. There is no (i) charge of or proceeding with regard to any unfair labor practice against the Company or any Subsidiary pending before the National Labor Relations Board; (ii) labor strike, dispute, slow-down or work stoppage pending or threatened against or involving the Company or any Subsidiary; (iii) representation question respecting the employees of the Company or any Subsidiary and, to the Company’s Knowledge, no union organizing activity is underway or threatened; (iv) grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Company or any Subsidiary; or (v) collective bargaining agreement covering any employee of the Company or a Subsidiary or currently being negotiated by the Company or a Subsidiary.

4.19  Taxes.

(a)
Each of the Company and the Subsidiaries has filed or obtained timely extensions to file all Tax Returns which are required to be filed prior to the date of this Agreement, and such filed returns were prepared in material compliance with all applicable laws and were true, complete and correct in all material respects. Each of the Company and its Subsidiaries has paid all Taxes and other charges due or claimed to be due (whether or not requiring the filing of a return and whether or not shown as due on any Tax Return) to the extent that such Taxes are due prior to the date of this Agreement. The Tax Returns filed reflected all Taxes due and payable by Company and its Subsidiaries with respect to the periods covered thereby and the Company and its Subsidiaries have no material unrecorded liabilities for Taxes with respect to such periods. The Company and each Subsidiary has complied in all material respects with all applicable laws relating to the withholding of Taxes.

(b)
Each of the Company and the Subsidiaries is a member of the affiliated group (as defined in Section 1504 of the Code) of which Seller is the common parent. Seller has included or will include Company in its consolidated federal income Tax Return for the taxable years ended July 29, 2005, July 28, 2006 and for the taxable year of Seller that includes the Closing Date, and Seller has included Company in its consolidated, combined or unitary Tax Returns relating to state Taxes as set forth in Section 4.19(b) of the Disclosure Schedule. Section 4.19(b) of the Disclosure Schedule describes all currently outstanding extension requests with respect to any Tax Return filed by or on behalf the Company and its Subsidiaries.

(c)
None of the Seller, the Company or a Subsidiary has received written notice from any Governmental Authority in a jurisdiction in which Company or a Subsidiary does not file a Tax Return stating that it is subject to taxation by, or required to file any Tax Return in, that jurisdiction. None of the Seller, the Company or a Subsidiary maintains an office or agency in any state in which the Company or the Subsidiaries do not file Tax Returns, which office or agency is authorized to approve contracts on behalf of the Company. None of the Company or a Subsidiary is required to file any Tax Return in any jurisdiction outside the United States and is not the tax matters partner of any partnership.

(d)
The amounts accrued as liabilities for Taxes on the books of Company and reflected on the Balance Sheet are adequate to satisfy all unpaid liabilities for Taxes of Company through the Balance Sheet Date. There is no agreement, waiver or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes of Company, which extension or waiver is still in effect. Except as set forth in Section 4.19(d) of the Disclosure Schedule, none of the Seller (with respect to any issue relating to the Company), the Company, or the Subsidiary is currently the subject of a pending Tax audit or examination nor there is any material action, suit, proceeding, investigation, audit, claim or assessment pending or, to the Knowledge of Seller, threatened, with respect to any liability for Tax, or has received from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes which has not been satisfied by payment or been withdrawn. Seller has delivered to Buyer correct and complete copies of all examination reports, statements or deficiencies and similar documents prepared by any Tax authority that relate to the income, operations or business of Company with respect to any period ending on or after February 15, 1999. There were no final adjustments made by the Internal Revenue Service affecting the Company with respect to any federal Tax Return of Company (or which includes Company); therefore, none was required by law to be reported to any state Tax authorities.

(e)
Company is not a party to any Tax sharing or allocation agreement with any entity. Company (i) has not been a member of affiliated group filing a consolidated federal Tax Return other than the affiliated group of which Seller is the common parent and (ii) has no liability for Taxes of any Person other than as a member of Seller’s consolidated group under Treasury Regulation §1.1502-6 or any similar provision of state law, or as a transferee or successor, by contract or otherwise.

(f)
The pricing of inter-company transactions between the Company, the Seller or any Subsidiary satisfies, in all material respects, the arm’s length standards of Section 482 and the Treasury Regulations thereunder.

(g)
There is no Contract covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

4.20  Accounts Receivable.   The amount of all Accounts Receivable recorded in the Financial Statements of the Company as being due as of the Closing Date, are to the Knowledge of Seller, collectible in the ordinary course of business in full in accordance with their terms, subject only to the reserves for bad debts and accruals and reserves for discounts, trade promotions and other allowances set forth on the face of the Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP and with past custom and practice.

4.21  Suppliers.   To the Knowledge of Seller, no material supplier of the Company has notified the Company that it intends to discontinue or reduce significantly its business with the Company whether as a result of this Agreement or otherwise.

4.22  Compensation of Employees.   Section 4.22 of the Disclosure Schedule is an accurate and complete list of the names and annual salaries of all Persons employed by the Company as of October 15, 2006 at an annual salary of $100,000 or more.

4.23  Accounts Payable.   Since the Balance Sheet Date, the Company has satisfied, paid and discharged all of its current Accounts Payable and other current liabilities in a timely manner and in accordance with their respective terms of payment, except (i) for current Accounts Payable which are not yet delinquent, and (ii) Accounts Payable that are the subject of any bona fide dispute. There is no dispute in excess of $100,000 with respect to any Account Payable that currently is unresolved.

4.24  Consents.   Section 4.24 of the Disclosure Schedule sets forth a true, correct and complete list of the identities of any Persons or Governmental Authorities whose consent or approval is required in connection with consummation of the transactions contemplated hereunder (the “Consents”).

4.25  Transactions with Affiliates.   None of the Seller, any Affiliate of the Seller (other than the Company and its Subsidiaries), any directors or officers of such persons or any Family Members of such directors and officers owns any property or right, tangible or intangible, which is used in the business of the Company or the Subsidiary.

4.26  Franchise Matters.

(a)
Section 1.38 of the Disclosure Schedule accurately identifies all Franchise Agreements to which the Company is a party that are currently in effect. The consummation of the transactions contemplated by this Agreement will not require the consent of any Franchisee.

(b)	With respect to each Franchise Agreement:

                    (i)   neither the Company nor any Franchisee, since January 1, 2002, has delivered a written demand for early termination of any
                                    Franchise Agreement;

                    (ii)  the Company has not granted a waiver or consent with respect to a provision of any Franchise Agreement regarding a
                 Franchisee’s obligation to make any monetary payments required by a Franchise Agreement and, since January 1, 2002, the Company has not entered into any written forbearance agreements, settlement agreements, general releases, cancellation agreements, termination agreements with respect to the obligations of a Franchisee under any Franchise Agreement or any purchase agreement for the reacquisition of any restaurants operated by a Franchisee.

                    (iii)  the Company has in its possession an original executed copy or an exact photocopy of each Franchise Agreement. A true, complete and accurate copy of each Franchise Agreements has been delivered to the Buyer. Since January 1, 2002, no Franchise Agreement
                                  has been transferred or sold by a Franchisee.

(c)
Section 4.26(c) of the Disclosure Schedule sets forth each state or other jurisdiction in which Company: (i) since January 1, 2002, has filed, or caused to be filed, applications for registration of the sale of franchises and/or applications or notices of exemption from such registration and the date of registration or the grant of exemption; and (ii) is currently registered to sell franchises, together with the effective date and expiration date of any such registration or exemption.

(d)
To Seller’s Knowledge, since January 1, 2002, the Company has made all disclosures in its franchise offering circulars required by all applicable federal and state laws and regulations which govern the sale of franchises, and neither Company nor any of its employees or agents have offered for sale, accepted an offer, or sold a franchise except in compliance in all material respects with all applicable federal and state laws and regulations which govern the sale of franchises.

(e)
Except as set forth in the Franchise Agreements, no Franchisee has a protected territory, exclusive territory, covenant not to compete, right of first refusal, option or other arrangement with respect to the operation or development of “Logan’s Roadhouse”® restaurants (collectively, the “Territorial Rights”) with Company. No Franchisee’s Territorial Rights conflict with the Territorial Rights of any other Franchisee. The Company has complied with each Franchisee’s Territorial Rights.

5.	REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the statements contained in this Section 5 are true, correct and complete.

    5.1  Organization and Standing of Buyer.   Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Buyer has all requisite power, authority and capacity to execute and deliver this Agreement and all other agreements, documents and instruments contemplated hereby and to carry out all actions required of it pursuant to the terms of this Agreement.

5.2  Corporate Approval; Binding Effect.   Buyer has obtained all necessary authorizations and approvals from its board of directors and stockholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditor’s rights generally and by principles of equity.

5.3  Non-Contravention.   Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien, security interest or other encumbrance upon any property of Buyer pursuant to (a) the charter documents or by-laws of Buyer, each as amended to date; (b) any agreement or commitment to which Buyer is a party or by which Buyer or any of its properties is bound or to which Buyer or any of its properties is subject; or (c) except for compliance with the HSR Act, any statute or any judgment, decree, order, regulation or rule of any court or Governmental Authority, except, in the case of (c), where the violation, conflict, default, lien, security interest or other encumbrance would not be material and adverse to the Buyer.

5.4  Independent Evaluation.   Buyer is an experienced and knowledgeable investor with respect to the business of the Company and the business of owning and operating assets of the type owned and operated by the Company. Buyer has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its respective business, assets, results of operations, and financial condition and has had access to the assets of the Company, the officers and the books, records, and files of the Company relating to its assets, operations and financial condition. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereunder, Buyer has relied solely on (i) its own independent due diligence investigation and evaluation of the assets, operations and financial condition of the Company, including through the examination of documents and records made available to Buyer by Seller, and (ii) the representations and warranties made by Seller in this Agreement. Except as set forth in clause (ii) of the preceding sentence, Buyer has been advised by and has relied solely on its own expertise and legal, tax, and other professional counsel concerning the transactions contemplated hereunder, the assets, operations and financial condition of the Company, and the value of the Company. Buyer expressly disclaims and disavows any reliance on the Company or Seller or their respective employees, agents or representatives in connection with the transactions contemplated hereunder, except as described in clauses (ii) of the preceding sentence.

5.5  Sufficient Funds.   Buyer has obtained the debt commitments for financing set forth in the commitment letters of Wachovia Bank National Association and Canpartners Investments IV, LLC, addressed to Buyer and each dated October 27, 2006 and October 29, 2006, respectively (the “Commitment Letters”). Each of the Commitment Letters is in full force and effect as of the date hereof. Together with the proceeds of such debt financing, Buyer will have adequate funds available to it as may be necessary to pay the Purchase Price, at the Closing.

5.6  Securities Matters.

(a)	Buyer recognizes the highly speculative nature of an investment in the Shares.

(b)	Buyer is an “accredited investor” as that term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933.

(c)
Buyer has sufficient knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Shares. Buyer and such Affiliates have made other investments and, by reason of their respective business and financial experience (and the collective experience of their agents and employees), have acquired the capacity to protect Buyer’s interests in investments of this nature. In reaching the conclusion that Buyer wishes to acquire the Shares, Buyer has carefully evaluated Buyer’s financial resources and investment position and the risks associated with this investment in the Shares and believes that Buyer will be able to bear the economic risks of this investment in the Shares and will have no need for liquidity from this investment in the Shares.

(d)
Buyer will acquire the Shares for Buyer’s own account for investment and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the Securities Act of 1933.

(e)	Buyer recognizes that this investment in the Shares involves certain risks, and Buyer has taken full cognizance of and understands such risks.

(f)	All information that Buyer has provided to Seller or Company concerning the financial position of Buyer is correct and complete in all material respects.

(g)
In connection with Buyer’s purchase of the Shares: (a) Buyer has been fully informed as to the circumstances under which Buyer is required to take and hold the Shares pursuant to the requirements of the Securities Act of 1933 and any applicable state securities or “Blue Sky” laws; and (b) Buyer has been informed by Seller that the Shares are not registered under the Securities Act of 1933 and may not be transferred, assigned or otherwise disposed of unless the Shares are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available.

(h)
Buyer understands that the Shares may not be sold, assigned or transferred unless: (a) such sale, assignment or transfer is exempt from registration under the Securities Act of 1933 and any applicable state securities or “Blue Sky” laws; or (b) a registration statement covering the Shares is effective under the Securities Act of 1933.

(i)
Seller and Buyer acknowledge and agree that the representations, warranties, covenants and agreements of Seller contained in this Agreement shall not be affected or diminished in any way by any investigation by Buyer or by virtue of any representation or warranty of Buyer contained in this Section 5.6.

6.	COVENANTS. Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by Buyer in writing:

6.1  Reasonable Access; Cooperation.  The Seller shall cause the Company to afford to Buyer and its authorized representatives and financing sources reasonable access during normal business hours to the Owned Real Property and the Leased Real Property and to the Company’s accountants and all properties, books, records, Contracts and documents of the Company and, subject to the Seller’s prior consent in each case, a reasonable opportunity to communicate with the Company’s suppliers, vendors and key employees at such times and locations as determined by the Company. The Seller will cause the Company and each of the officers of the Company and the Subsidiary to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiary as Buyer may from time to time reasonably request. Subject to Section 9.1 of this Agreement, all of such information shall be treated as “Confidential Information” pursuant to the terms of the Confidentiality Agreement, dated July 6, 2006. The Seller shall cause the Company and each of the Company’s officers and employees and use reasonable efforts to cause its advisors, auditors and agents to, provide reasonable cooperation and assistance reasonably requested by Buyer in connection with the financing of the transactions contemplated by this Agreement, including using their respective reasonable efforts to cause appropriate officers and employees to be available to meet with prospective lenders and investors in presentations, to execute and deliver any pledge and security documents, other definitive financing documents, or other certificates or documents as may be reasonably requested by Buyer.

6.2  Properties.

(a)	The Seller shall cause the Company to maintain its Owned Real Property and Leased Real Property in operating condition and repair, and make all necessary repairs, renewals, additions and replacements thereto, and shall carry on its businesses substantially in the same manner as heretofore; provided, however, that is understood and agreed that those changes or dispositions set forth in Section 6.2(a) of the Disclosure Schedule have been disclosed to Buyer and shall not be a breach of this Section 6.2. The Seller shall cause the Company to continue to make its budgeted capital expenditures as set forth on Section 6.2(a) of the Disclosure Schedule.

(b)
The Company shall, at Buyer’s sole cost and expense, assist Buyer in obtaining (i) a title insurance policy for each Leased Real Property identified by Buyer (the “Material Leased Real Property”), (ii) a survey for each Material Leased Real Property and (iii) any lien waivers, estoppels, affidavits, memorandum of leases or other documents reasonably required by the Buyer’s lender or a title company.

6.3  Preservation of Organization and Relationships with Customers and Vendors.   The Seller shall cause the Company to use its commercially reasonable efforts to preserve its business organization intact, to keep available to Buyer the present employees of the Company and to preserve for Buyer the present relationships of the Company with its suppliers and customers and others having business relations with it.

6.4  Consents of Third Parties.   Seller shall and shall cause the Company to employ their commercially reasonable efforts to secure before the Closing Date the consent to the consummation of the transactions contemplated by this Agreement, of and by each party set forth in Section 4.24 of the Disclosure Schedule.

6.5  Filings.   The Seller shall cause the Company to make all filings and give all notices required to be made by the Company under Law or under any Material Contract in connection with the transactions contemplated hereunder.

6.6  Books and Records.   The Seller shall cause the Company to continue to maintain its books and records on a basis consistent in all material respects with past practice, and in any event in a commercially reasonable manner.

6.7  Maintain Assets.   The Seller shall cause the Company to maintain its Assets in substantially the same working order, condition and repair as at present, ordinary wear and tear excepted, in all material respects and shall cause the Company not to sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any portion of its Assets, other than Inventories and other assets in the ordinary course of business consistent with past practice and the Sale-Leaseback.

6.8  Employees.   The Seller shall cause the Company (i) not increase or agree to increase the compensation payable or to become payable to any of its directors, officers or employees, other than increases in employee compensation in the ordinary course of business consistent with past practice and those increases that are required by any existing collective bargaining or other existing and disclosed agreement, if any; (ii) not enter into or modify any employment, severance, loan, deferred compensation or other similar agreement with any director, officer or employee, except as set forth in Section 6.8 of the Disclosure Schedule; (iii) not enter into any collective bargaining agreement or any other agreement with any employee association or employee group without advance notification to Buyer; and (iv) not establish, adopt, enter into or amend any Plan, except as required to comply with ERISA to maintain qualification under Section 401(a) of the Code or as otherwise required under the provisions of any Plan.

6.9  Insurance Policies.   The Seller shall and shall cause the Company to use commercially reasonable efforts to keep in full force and effect present Insurance Policies or other comparable insurance coverage and pay all premiums due in respect thereof. The Seller shall provide Buyer all prior insurance policies and policy information for any period during which the Company’s liability was covered by a policy of the Seller in the event that a claim is reported that would implicate coverage under any such policy.

6.10  Advice of Change.   Seller will promptly advise Buyer in writing of any material adverse change in the condition of the Company’s business or any of the Assets.

6.11  No Changes Prior to Closing Date.   Except as expressly contemplated hereunder, the Seller shall cause the Company not to:

(a)
incur any Indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice;

(b)	issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities;

(c)
pay, or incur any obligation to pay, any dividend on its capital stock or make, or incur any obligation to make, any distribution with respect to its capital stock or redeem, repurchase or otherwise acquire any of its capital stock, except as may be necessary to distribute to Seller the net cash proceeds (i.e., after deducting Sale-Leaseback transaction costs paid by the Company from the gross proceeds) of the Sale-Leaseback and/or to distribute to Seller (or an Affiliate of Seller) any Excluded Property; provided, however, that to the extent that Buyer has exercised its rights under Section 8.10 to increase the Purchase Price, the Excluded Properties associated with the increase in Purchase Price shall be retained by the Company and not transferred to Seller;

(d)	make any change to its charter or by-laws;

(e)
sell, transfer or otherwise dispose of the Assets or cancel, release or assign any Indebtedness owed to it or any Claims held by it (except in the ordinary course of business and consistent with past practice) or mortgage, pledge or otherwise encumber any of its Assets, other than offsets of intercompany receivables against intercompany payables, and other sales, transfers and dispositions made in the ordinary course of business;

(f)
make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any material property or assets of any other individual, partnership, firm or corporation, except as set forth in Schedule 6.2(a);

(g)	enter into, amend, or terminate (or not renew) or permit to expire any Material Contract, or make any material change in any of its Material Contracts, except in the ordinary course of business;

(h)
make or grant to any of its employees any bonus, wage or salary, increase, stock option or any other form of added compensation or gift, the timing or amount of which is not in the ordinary course of business;

(i)	change any of its accounting methods or procedures except as required by GAAP or Law;

(j)
make a revaluation of any of its assets or liabilities, including any write-offs, increases or decreases in any reserves or any write-up of the value of inventory, property, plant, equipment or any other asset except as required by GAAP or Law;

(k)
except as required by the Code, make a material change in Tax methods, material Tax elections or amendments or revocation thereof, or settled or compromised any material Tax dispute with respect to the Company;

(l)	transfer, assign, license, abandon, fail to maintain or otherwise dispose of any Company Intellectual Property Rights, except in the ordinary course of business;

(m)
take any action (or fail to take any action) that could reasonably be expected to result in the loss, lapse, abandonment, invalidity or unenforceability of any Company Intellectual Property Rights, except, with respect to Company Intellectual Property Rights that are not material to the Company’s business in the ordinary course of business;

(n)	convert any cash deposits into letters of credit;

(o)	enter into any commitment (contingent or otherwise) to do any of the foregoing; or

(p)	do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect.

6.12  Buyer’s Financing.   The Buyer will use reasonable best efforts to satisfy the conditions to receipt of the financing contemplated by the Commitment Letters.

6.13  Sale-Leaseback.   The Seller will and will cause the Company to use reasonable best efforts to satisfy the conditions to receipt of proceeds under the Sale-Leaseback and, if the Closing occurs, will or will cause one of its Affiliates to lease to the Company any Excluded Property on the same terms and conditions as the Sale-Leaseback. Notwithstanding the foregoing, Buyer is free to negotiate an alternative sale/leaseback transaction (such transaction, an "Alternative Sale/Leaseback"), so long as (i) the terms and conditions of such transaction are at least as favorable or more favorable to Seller and (ii) the Alternative Sale/Leaseback does not create a delay in the Closing. Upon Buyer’s request and upon payment by Buyer, if and when required, of the Termination Fee and associated costs required to be paid under the Sale-Leaseback Documents, Seller shall cause the Company to terminate the Sale-Leaseback and execute documents setting forth the Alternative Sale/Leaseback (the “Alternative Sale/Leaseback Documents”). In that event, the Seller will and will cause the Company to use reasonable best efforts to satisfy the conditions to receipt of proceeds under the Alternative Sale/Leaseback.

6.14   Replacement Awards. If requested by Buyer, Seller shall, and shall cause the Company to, amend the Replacement Awards to the mutual satisfaction of Seller, Buyer and the applicable employee.

7.
CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS. The obligation of Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by Buyer):

     7.1  Representations and Warranties True at Closing.   The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made at and as of such date, except to the extent that such representations are qualified by the term “material”, or contain terms such as “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects.

7.2  Compliance with Agreement.   Seller shall have performed and complied with, in all material respects, all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

7.3  No Material Adverse Effect.   There shall not have occurred a Material Adverse Effect.

7.4  No Litigation.   No third party action, suit or proceeding shall be pending or threatened before any Governmental Authority in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder.

7.5  Closing Certificate.   Seller shall have delivered to Buyer in writing, at and as of the Closing, a certificate in form and substance reasonably satisfactory to Buyer and Buyer’s counsel certifying that the conditions in each of Sections 7.1, 7.2, 7.3 and 7.4 have been satisfied.

7.6  Certificate Evidencing the Shares.   Seller shall have delivered to Buyer, at and as of the Closing, the certificate(s) evidencing the Shares, and such instruments or documents evidencing the sale, assignment, transfer and conveyance by Seller to Buyer of the Shares in accordance with the terms hereof.

7.7  Certified Resolutions.   Seller shall deliver a certificate of a duly authorized representative of Seller, dated the Closing Date, setting forth resolutions of the board of directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, and certifying that such authorizations were duly adopted and are in full force and effect and have not been rescinded or amended as of the Closing Date.

7.8  Incumbency Certificate.   Seller shall have delivered to Buyer a certificate of a duly authorized representative of Seller attesting to the incumbency and signature of each officer of the Seller who executed this Agreement or any other material documents related to the transactions contemplated hereby.

7.9  Certificate of Good Standing.   Seller shall have delivered to Buyer a certificate of existence and good standing of Seller and the Company from the Secretary of State of the State of Tennessee and with respect to the Company and each Subsidiary, from the Secretary of State of such other jurisdictions where the Company is qualified to do business, dated as of a date not earlier than twenty (20) days prior to the Closing Date.

7.10  Noncompetition Agreement.  Buyer has received the Noncompetition Agreement, duly executed by Seller.

7.11  Governmental Approvals.  All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and Buyer, Seller, and the Company shall have received all licenses, permits and other governmental approvals necessary to consummate the transactions contemplated hereunder.

7.12  Resignations of Board Members and Officers.   Buyer shall have received the resignations, effective as of the Closing Date, of each director and officer of the Company and each Subsidiary other than those specified in writing by Buyer.

7.13  Intercompany Payables and Receivables.   The Company shall have paid or otherwise discharged all intercompany payables and receivables.

7.14  Consents.   The Company shall have received and delivered to Buyer the Consents and all authorizations of Governmental Authorities described in Section 4.12 of the Disclosure Schedule shall have been obtained.

7.15  Closing Deliveries.   Seller shall have delivered to Buyer prior to or at the Closing all of the items required to be delivered by Seller pursuant to Section 2.6.

7.16  Funding.  Buyer (or members of the Company Group) shall have received the cash proceeds of the debt financing contemplated by the Commitment Letters obtained by Buyer, on the terms set forth in such Commitment Letters and otherwise on terms and conditions reasonably satisfactory to Buyer (it being understood that the terms expressly set forth in such Commitment Letters are satisfactory to Buyer).

7.17  FIRPTA Affidavit.   Buyer shall have received a non-foreign affidavit of the Seller dated as of the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445(b) of the Code.

7.18  Liens.   There shall be no Liens on the assets and properties of the Company, except as set forth on Section 7.18 of the Disclosure Schedule and Permitted Liens.

7.19  Sale-Leaseback.   The Sale-Leaseback shall have occurred in accordance with its terms and D&T shall have confirmed that the Sale-Leaseback will qualify for sale leaseback accounting and the leases thereunder will be given operating lease treatment for financial reporting purposes.

8.
CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS.  The obligation of Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Seller):

      8.1  Representations and Warranties True at Closing.   The representations and warranties made by Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as if made at and as of such date, except to the extent that such representations are qualified by the term “material”, or contain terms such as “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects.

8.2  Compliance with Agreement.   Buyer shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

8.3  No Litigation.   No third party action, suit or proceeding shall be pending or threatened before any Governmental Authority in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder.

8.4  Closing Certificate.   Buyer shall have delivered to Seller in writing, at and as of the Closing, a certificate duly executed by the President of Buyer, in form and substance satisfactory to Seller and Seller’s counsel certifying that the conditions in each of Sections 8.1, 8.2 and 8.3 have been satisfied.

8.5  Governmental Approvals.   All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and Buyer, Seller, and the Company shall have received all licenses, permits and other governmental approvals necessary to consummate the transactions contemplated hereby.

8.6  Certified Resolutions.   Buyer shall deliver a certificate of a duly authorized representative of Buyer, dated the Closing Date, setting forth resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such authorizations were duly adopted and are in full force and effect and have not been rescinded or amended as of the Closing Date.

8.7  Incumbency Certificate.   Buyer shall deliver a certificate of a duly authorized representative of Buyer attesting to the incumbency and signature of each officer of Buyer who executed this Agreement or any other material documents related to the transactions contemplated hereby.

8.8  Certificate of Good Standing.   Buyer shall deliver a certificate of existence and good standing of Buyer from the Secretary of State of the State of Delaware dated as of a date not earlier than twenty (20) days prior to the Closing Date.

8.9  Intercompany Payables and Receivables.  The Company shall have paid or otherwise discharged all intercompany payables and receivables.

8.10  Sale-Leaseback.  The Sale-Leaseback (or Alternative Sale/Leaseback) shall have occurred in accordance with its terms and gross cash proceeds from the Sale-Leaseback (or Alternative Sale/Leaseback) in a minimum amount of $200 million, less any transactional costs and expenses paid by the Company related to the Sale-Leaseback (the “Minimum Sale-Leaseback Proceeds”) shall have been distributed by the Company to Seller; provided, however, to the extent that the Minimum Sale-Leaseback Proceeds have not been received and distributed to Seller, Buyer shall have the option to increase the Purchase Price by amounts corresponding to the values of one or more Excluded Properties until such increase in the Purchase Price equals or exceeds the amount by which the proceeds received from the Sale-Leaseback are less than the Minimum Sale-Leaseback Proceeds, in which case, this condition shall be deemed satisfied.

8.11  Closing Deliveries.  Buyer shall have delivered to Seller prior to or at the Closing all of the items required to be delivered by Buyer pursuant to Section 2.6, including the Purchase Price.

9.	OTHER COVENANTS AND AGREEMENTS.

9.1  Confidential Information.   The terms and conditions of that certain Confidentiality Agreement dated July 6, 2006, by and between the parties hereto are hereby incorporated by reference as if specifically set forth herein; provided, that the Buyer’s obligations under the Confidentiality Agreement shall terminate as of the Closing Date.

9.2  Expenses.   Buyer and Seller shall pay the expenses of their respective attorneys, agents, brokers and financial advisors in connection with the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby. Without limiting the foregoing, each of Buyer and Seller shall pay the costs which it or they, respectively, has incurred in retaining any broker or finder in connection with this transaction. For the avoidance of doubt, Seller shall pay all transactional costs and expenses relating to the Sale-Leaseback that are not paid by the Company prior to Closing.

9.3  Non-Interference With Executives; Non-solicitation of Employees; Non-Compete.   Buyer agrees that, for a period of one year following the Closing (the “Restricted Period”), neither Buyer nor any of its officers, agents or employees shall encourage, solicit or otherwise attempt to persuade any Person in the employment of Seller or any of its subsidiaries or Affiliates (the “Seller Entities”) to end his/her employment with a Seller Entity or to violate any confidentiality, non-competition or employment agreement that such Person may have with a Seller Entity or any policy of any Seller Entity. Furthermore, neither Buyer nor any Person acting in concert with Buyer shall, and such Person shall not cause any Affiliate of Buyer to, during the Restricted Period, employ any Person who has been an employee of any Seller Entity unless that Person has ceased to be an employee of the Seller Entities for at least six (6) months. Buyer also shall not, and shall not cause any of its Affiliates to, communicate in any manner whatsoever, whether directly or indirectly, with any employee of a Seller Entity on the topic of the individual’s employment with a Seller Entity, his or her plans for employment in the future, or his or her employment with any other entity, other than to say Buyer or such Affiliate is unable to engage in any discussions. Seller agrees that, during the Restricted Period, neither Seller nor any of its officers, agents or employees shall encourage, solicit or otherwise attempt to persuade any Person in the employment of the Company to end his/her employment with the Company or to violate any confidentiality, non-competition or employment agreement that such Person may have with the Company or any policy of the Company. Furthermore, neither Seller nor any Person acting in concert with Seller nor any of Seller’s Affiliates shall, during the Restricted Period, employ any Person who has been an employee of the Company unless that Person has ceased to be an employee of the Company for at least six (6) months. Seller and Seller’s Affiliates also shall not communicate in any manner whatsoever, whether directly or indirectly, with any employee of the Company on the topic of the individual’s employment with the Company, his or her plans for employment in the future, or his or her employment with any other entity, other than to say Seller or such Affiliate is unable to engage in any discussions. Notwithstanding anything to the contrary on this Section 9.3, the prohibitions set forth in this Section 9.3 shall not apply to hourly restaurant employees

9.4  Further Assurances.   Seller and Buyer shall execute and deliver to the other party such other instruments as may be reasonably required in connection with the performance this Agreement, and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated under this Agreement.

9.5  Satisfaction of Conditions Precedent.   Seller and Buyer will each use their commercially reasonable efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained in this Section 9.5 shall obligate any party hereto to waive any right or condition under this Agreement.

9.6  Filings.   Promptly following execution hereof, Buyer and Seller shall prepare and file the notifications required by the HSR Act. Buyer shall pay any fees associated with such filing. Seller shall cooperate with Buyer in preparing and filing such notification. Seller shall reimburse Buyer for all of any filing fees (but not related legal and other costs of preparation) associated with such filing within thirty (30) days after the Termination Date, if the Closing does not occur solely as a result of the failure of Seller to satisfy the conditions set forth in Section 7.

9.7  Public Statements or Releases.   Each party agrees that it will not make, issue or release any public or industry announcement, statement or, acknowledgment of the existence of the transactions provided for herein without the prior agreement of the other parties as to timing and form, except for such statements or releases which may be required by Law.

9.8  Exclusivity.   Seller agrees that, until such time as this Agreement is terminated pursuant to Section 12, it shall not and it shall cause the Company and their respective representatives, officers, directors, agents or Affiliates not to initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any Acquisition Proposal or provide any non-public information to any third party in connection with an Acquisition Proposal or enter into any Contract requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. The Seller agrees to immediately notify Buyer if the Company, Seller or any of their respective representatives, directors, officers or agents receive any Acquisition Proposal, and will communicate to Buyer in reasonable detail the terms and conditions of any Acquisition Proposal as well as the identity of the Person or entity making such Acquisition Proposal. Furthermore, except as set forth herein, Seller agree that, until such time as this agreement has terminated pursuant to Section 12, it shall not and it shall cause the Company and their respective representatives, officers, directors, agents or Affiliates not to initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer to raise capital for the Company through the issuance of debt securities, capitalized leases, preferred or common stock or units or any similar instruments except in connection with the transactions contemplated by this Agreement, the Sale-Leaseback or with the express written consent of Buyer.

9.9  Sale-Leaseback.   Seller shall cause the Company not to enter into any agreement with respect to the Sale-Leaseback (other than the Sale-Leaseback Documents or Alternative Sale/Leaseback Documents) or amend or modify any Sale-Leaseback Documents or Alternative Sale/Leaseback Documents in any manner which creates a direct or indirect obligation of, or could result in any direct or indirect liability to, the Company without the prior written consent of Buyer. Prior to the consummation of the Sale-Leaseback, Seller shall provide to Buyer, and Buyer shall have the right to review and approve or disapprove of, any and all agreements with respect to the Sale-Leaseback and any amendments or modifications of any Sale-Leaseback Documents or Alternative Sale/Leaseback Documents which create a direct or indirect obligation of, or could result in any direct or indirect liability to, the Company. Notwithstanding the foregoing, Buyer shall have the right to review and approve the Sale-Leaseback Documents or Alternative Sale/Leaseback Documents and such other agreements so as to confirm operating lease accounting treatment under GAAP for the tenant thereunder (it being understood and acknowledged that the form of Sale-Leaseback Documents referred to in the Disclosure Schedule and any Alternative Sale/Leaseback Documents requested by Buyer are deemed approved by Buyer). Upon consummation of the Sale-Leaseback in accordance with this Agreement and the agreements approved by Buyer, each Owned Real Property noted on the schedule as subject to the Sale-Leaseback shall become and be deemed a Leased Real Property for all purposes, whereupon all representations, warranties and covenants herein set forth shall thereafter apply with respect to such newly-classified Leased Real Property with the same force and effect as if such Real Property was originally classified as same.

10.	INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    10.1  Indemnification of Buyer.

(a)
Seller, subject to the conditions and limitations hereafter set forth, hereby agrees to defend, indemnify, and hold harmless Buyer and the Company and each of their respective officers, directors, stockholders, employees, representatives, agents, successors and assigns (individually, and collectively, the “Buyer Indemnitees”) against and in respect of any and all losses, Liabilities, damages, actions, suits, proceedings, Claims, demands, orders, assessments, amounts paid in settlement if approved as provided below, fines, costs or deficiencies, including interest, penalties and reasonable attorneys’ fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful (collectively, “Losses”), caused by or resulting or arising from, or otherwise with respect to, (i) any inaccuracy in, any breach of, or any failure to perform or comply with, Seller’s representations, warranties or covenants contained in this Agreement (including any certificate delivered pursuant hereto) or in any other agreement, instrument or other document made pursuant hereto, or otherwise contemplated herein or arising in connection herewith, and, in the case of Section 4.5 only, without giving effect to the materiality qualifier contained therein (individually, and collectively, a “Seller’s Breach”) and (ii) those Liabilities set forth on Section 10.1of the Disclosure Schedule.

(b)
Except for claims of intentional misrepresentation or fraud, and with the exception of Buyer’s right to pursue specific performance, which by this reference is preserved and acknowledged by Seller, claims respecting a Seller’s Breach against Seller under the provisions hereof shall be asserted exclusively as provided in this Section 10, and in no event shall Seller be liable for the payment of any Claims by Buyer Indemnitees or any of them hereunder other than as provided herein.

        10.2  Indemnification of Seller.

(a)
Buyer, subject to the conditions and limitations hereafter set forth, hereby agrees to defend, indemnify, and hold harmless Seller and its officers, directors, stockholders, employees, representatives, agents, successors and assigns (individually, and collectively, the “Seller Indemnitees”) against and in respect of any and all Losses caused by or resulting or arising from, or otherwise with respect to, any inaccuracy in, any breach of, or any failure to perform or comply with, any of Buyer’s representations, warranties or covenants contained in this Agreement or in any other agreement, instrument or other document made pursuant hereto, or otherwise contemplated herein or arising in connection herewith, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein (individually, and collectively, a “Buyer’s Breach”).

(b)
With the exception of Seller’s right to pursue specific performance, which by this reference is preserved and acknowledged by Buyer, Claims respecting a Buyer’s Breach against Buyer under the provisions hereof shall be asserted exclusively as provided in this Section 10, and in no event shall Buyer be liable for the payment of any Claims by Buyer Indemnitees or any of them hereunder other than as provided herein.

10.3  Claim Threshold.   Notwithstanding anything to the contrary contained herein, Buyer shall be liable to Seller Indemnitees and Seller shall be liable to Buyer Indemnitees with respect to a Claim for indemnification for breaches of representations and warranties (other than with respect to Fundamental Representations) under this Agreement (x) only at such time as, and to the extent that, the aggregate of all amounts otherwise indemnifiable hereunder exceeds $1,000,000 (the “Basket”), and then only for the amount by which such aggregate damages exceed $1,000,000 and (y) only if and to the extent that such $1,000,000 consists of one or more Claims, each such Claim or series of related Claims of which is in excess of $100,000 (the “Mini-Basket.”); provided, however, that the Buyer shall indemnify the Seller Indemnitees and the Seller shall indemnify the Buyer Indemnitees for the full amount of any Claim that exceeds the Mini Basket, subject only to clause (x) of this Section 10.3 and subject further to Section 10.4.

10.4  Indemnity Cap.   Notwithstanding anything to the contrary contained herein, with respect to claims for breaches of representations and warranties (other than with respect to Fundamental Representations) the maximum indemnification liability of Seller to Buyer party shall not exceed an amount equal to $31.1 million (the “Cap”).

10.5  Exclusion of Consequential and Punitive Damages.   No party to this Agreement shall have indemnification liability for consequential or punitive damages.

10.6  Reimbursement of Certain Indemnified Claims.   Any amount received pursuant to Seller’s or Buyer’s respective indemnification obligations under this Agreement will be net of (a) the proceeds of any insurance coverage actually recovered by Buyer or the Company duplicating the amount previously indemnified or for which indemnification is sought or (b) the indemnitee’s income taxes were reduced by reason of any deduction allowed to indemnitee for any payment, settlement or satisfaction, in each case, with respect to the events giving rise to the indemnification payment.

10.7  Claims for Indemnification.   Whenever any Claim shall arise for indemnification hereunder, the indemnified party shall promptly notify the indemnifying party in writing of the claim and, when known, the facts constituting the basis for such claim, provided however, that no delay on the part of the indemnified party shall release the indemnifying party of any liability or obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is actually damaged. In the event of any such Claim for indemnification hereunder resulting from or in connection with any Claim or legal proceedings by a third-party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any Claim by a third party for which he or it is entitled to indemnification hereunder without the prior written consent of the indemnifying party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof.

10.8  Defense of Indemnifying Party.   In connection with any claim to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the indemnifying party, at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. In any such claim or proceeding, the indemnifying party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement, which does not include a provision whereby the plaintiff or claimant in the matter releases the indemnified party from all liability with respect thereto. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom within fifteen (15) days after receiving written notice that such claim is made, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner.

10.9  Exclusive Remedy.   Except as provided in Section 11, the indemnification rights provided in Section 10 shall be the sole and exclusive remedy available to the parties hereto for any and all Losses related to a breach of any of the terms, conditions, covenants, agreements, representations or warranties contained herein or in any of the ancillary documents hereto, or any right, claim or action arising from the transactions contemplated hereunder (and each party hereby waives and releases, to the fullest extent that it may do so, any other right or remedy that may arise under any Law) with the exception of claims based on fraud or intentional misrepresentation (to which none of the limitations or requirements set forth in this Article 10 shall apply); provided that the provisions of this Section 10.9 shall not preclude any party from bringing an action for specific performance, injunctive relief or any other equitable remedy to require any other party to perform its obligations under this Agreement or any ancillary document hereto.

10.10  Survival of Representations, Warranties and Agreements. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing for a period of one (1) year. Notwithstanding the foregoing, the Fundamental Representations shall survive the Closing for the applicable statute of limitations and the representations and warranties contained in Section 4.15 (Environment, Health and Safety) and Section 4.17 (Employee Benefit Plans) shall survive until the second anniversary of the Closing Date. All covenants and agreements contained herein and the indemnification obligations of the parties hereunder shall survive the Closing and remain in full force and effect in accordance with their respective terms until satisfied in accordance with their respective terms.

11.    TAX MATTERS.

      11.1    Tax  Indemnities.

(a)	From and after the Closing Date, Seller agrees to indemnify Buyer and Company against all Taxes (i) imposed on Seller or any member of an affiliated group with which Seller files a consolidated or combined income Tax Return with respect to any taxable period that ends on or before the Closing Date, including any Taxes resulting from or attributable to Seller’s sale of the Shares, or (ii) without duplication with respect to the Working Capital Adjustment, imposed on Company with respect to any taxable period (or portion thereof) that ends on or before the Closing Date, or, without duplication, (iii) any Taxes imposed on the Company as a result of the Sale-Leaseback, provided, however, that no indemnity shall be provided under this Agreement for any Taxes resulting from any transaction of Company occurring after the Closing Date. Any indemnity payment made by Seller pursuant to this Section 11.1 shall, in accordance with Section 11.5(a), be treated for tax purposes as an adjustment to the Purchase Price and shall not include or require any gross-up for Taxes on such indemnity payment.

(b)	From and after the Closing Date, Buyer shall indemnify Seller against all Taxes imposed on or with respect to Company and transactions for or that occur in periods that begin after the Closing Date. Any indemnity payment made by Buyer pursuant to this Section 11.1(b). shall, in accordance with Section 11.5(a), be treated for tax purposes as an adjustment to the Purchase Price and shall not include or require any gross-up for Taxes on such indemnity payment.

(c)	Any indemnity payment required under this Section 11.1 shall be made within ten (10) business days following notice by the party to be indemnified that payment of the amount for which indemnity is sought is then due to the appropriate Tax authority; provided, however that no indemnity payment shall be required to be made more than two (2) business days before it is due to the appropriate Tax authority. In the case of a Tax that is contested pursuant to Section 11.3, payment of the Tax to the appropriate Tax authority will not be considered to be due until a final non-appealable determination to such effect is made by the appropriate Tax authority or a court.

(d)	For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income or wages, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income or wages, the amount which would be payable if the taxable year ended on the Closing Date.  Any credit or prepayment shall be prorated based upon the fraction employed in clause (i) of the next preceding sentence.  In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 11.1(d) shall be computed by reference to the level of such items on the Closing Date.

11.2  Refunds and Tax Benefits.

(a)
Buyer shall promptly pay or cause Company to pay to Seller any refund or credit (including any interest paid or credited with respect thereto) received by Buyer or Company of Taxes (i) relating to taxable periods ending on or before the Closing Date or (ii) attributable to an amount paid by Seller under Section 11.1, but, in each case, only to the extent that the right to such refund or credit was not included as an asset of Company on the Final Statement. Buyer shall, if Seller so requests and at Seller’s expense, file for or cause Company to file for and obtain any refund to which Seller (or Seller, indirectly through Company) is entitled under this Section 11.2. Buyer shall permit or cause Company to permit Seller to control (at Seller’s expense) the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such Persons as Seller shall designate to represent such entity with respect to such refund claim.

(b)
If Seller pays an amount pursuant to Section 11.1, and the underlying adjustment resulting in the obligation of Seller results in a Tax benefit to Buyer, any subsidiary or any Affiliate of Buyer or Company or any entity with which Company files a consolidated, combined or unitary Tax Return for a period or portion thereof beginning after the Closing Date and ending on or before the date of the Tax payment giving rise to the indemnity obligation, then, upon Seller’s request and at Seller’s expense and provided that the period of limitations for obtaining a refund of such Taxes has not expired, Buyer shall file or cause Company to file a claim for refund and diligently pursue the same. Buyer shall permit or cause Company to permit Seller to control (at Seller’s expense) the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such Persons as Seller shall designate to represent such entity with respect to such refund claim. Buyer shall pay or cause Company to pay to Seller, upon receipt of any such refund, the amount of such refund attributable to the Tax benefit, including allocable interest to the extent actually received.

(c)	The Company will be entitled to the Tax deduction with respect to the Replacement Awards and the Success Awards for the periods following the Closing Date.

11.3  Contests.

(a)
After the Closing Date, Buyer shall notify Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Buyer or Company which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification under Section 11.1, within fifteen (15) days after such commencement or the receipt of such demand or claim. Such notice to Seller shall contain factual information (to the extent known to Buyer or Company) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. If Buyer fails to give Seller notice of an asserted Tax liability as required by this Section 11.3, then, if Seller is precluded by the failure to give such notice from contesting the asserted Tax liability in formal proceedings before either the administrative or judicial forum, then Seller shall not have any obligation to indemnify Buyer or Company for any loss arising out of such asserted Tax liability.

(b)
Seller may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 11.1 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a “Contest”); provided, however, that Buyer and Company and their duly appointed representatives shall have the right to participate in any such Contest, at their own expense, to the extent that such Contest relates to matters for periods after the Closing Date; and provided, further, that Seller shall obtain the consent of Buyer and Company prior to the resolution or settlement of any such dispute to the extent it relates to matters after the Closing Date, which consent shall not be unreasonably withheld or delayed. If Seller elects to direct a Contest, within thirty (30) days after receipt of the notice of asserted Tax liability, Seller shall notify Buyer of its intent to do so, and Buyer shall cooperate and shall cause Company or its respective successor or successors to cooperate, at Seller’s expense, in each phase of such Contest. If Seller chooses to direct the Contest, Buyer promptly shall empower and cause Company or its successor to empower (by power of attorney and such other documentation as may be necessary and appropriate) such representatives of Seller as it may designate to represent Buyer or Company or their respective successors in the Contest insofar as the Contest involves an asserted Tax for which Seller may be required to indemnify Buyer or Company under Section 11.1. If Seller elects not to direct the Contest, fails to notify Buyer of its election as herein provided or contests its obligation to indemnify under Section 11.1, Buyer or Company may pay, compromise or contest, at their own expense, such asserted Tax liability without prejudice to any right of Buyer or Company to indemnification if otherwise entitled thereto hereunder.

(c)
Preparation of Tax Returns. Seller shall cause to be prepared and filed any Tax Return relating to Company for any taxable period ending on or before the Closing Date. Any such Tax Return shall be prepared an a basis consistent with those prepared for prior Tax years unless a different treatment of any item is required by an intervening change in law. Buyer shall prepare or cause Company to prepare any Tax Return relating to Company for any taxable period ending after the Closing Date.

11.4  Cooperation and Exchange of Information.  Seller and Buyer will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of Company for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) eight years following the due date (without extension) for such returns. On or prior to 120 days before a federal or state Tax Return is due as specified by Seller, Buyer, at its expense, shall provide Seller with all Tax information for the Company, that Seller shall reasonably request (including schedule(s) showing the items of income, gain, loss, deduction and credit with respect to each such taxable year required to be included in applicable Tax Returns and completed work papers specifically including Schedule M-3 as well as complying with e-filing requirements) in such form as Seller shall reasonably request, including any such information as Seller may request to enable Seller to file any Tax Return with respect to any year that includes a period ending on or before the Closing Date. Seller will prescribe the information required to be provided by the Buyer to support Seller’s preparation and filing of combined returns and payment of Estimated State Taxes together with a schedule of due dates for providing of such information; (ii) Seller at its expense, shall provide Buyer with all Tax information that Buyer shall reasonably request (including schedule(s) showing the items of income, gain, loss, deduction and credit with respect to each such taxable year required to be included in any applicable Tax Return and completed work papers) for any period ending on or before the Closing Date; and (iii) without limiting the generality of the foregoing, each party shall use reasonable efforts to respond promptly to specific questions from the other party concerning Tax matters with respect to which the represented party could reasonably be expected to have relevant information, and the information provided by each party shall be consistent with any similar information provided by such party to the other party for prior taxable years. In the event that one party does not provide the information reasonably requested by the other party on a timely basis, then the other party may engage its own accountants to obtain the requested information from records as the first party’s expense. Any information obtained under this Section 11.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

11.5  Miscellaneous.

(a)
The parties agree to treat all payments made under this Section 11, under any other indemnity provision contained in this Agreement, and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price for Tax purposes.

(b)	For the purposes of this Section 11, all references to Buyer, Seller and Company include successors.

(c)
The covenants and agreements of the parties hereto contained in this Section 11 shall survive the Closing and shall remain in full force and effect with respect to: (a) Seller’s obligations until the expiration of all statutes of limitations with respect to any Taxes that would be indemnifiable by Seller under Section 11.1(a); and (b) Buyer’s obligations until the expiration of all statutes of limitations with respect to any Taxes that would be indemnifiable by Buyer under Section 11.1(b) or Section 11.2 of this Agreement.

12.	TERMINATION.

12.1  Termination and its Effects.

(a)	The parties may terminate this Agreement as provided below:

                    (i)  Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii)  Buyer may terminate this Agreement by giving written notice to Seller if any conditions to Buyer’s obligations to consummate the transactions contemplated in this Agreement shall not have been satisfied, or waived by Buyer, on or prior to the Termination Date;
                provided, however, that (A) Seller shall be given the right to cure any such breach or failure for a period of thirty (30) days after receiving written notice of such breach or failure in order to avoid termination, unless Seller is incapable of curing such breach or failure and
                (B) Seller shall have the right to extend the Termination Date for a period not to exceed sixty (60) days in the event the Permits and
                Consents have not been obtained or the Minimum Sale-Leaseback Proceeds have not been received on or before the Termination Date;
                and provided further, however, that Buyer shall not be entitled to terminate this Agreement under this Section 12.1(a)(ii) if

                Buyer is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of any such condition to be satisfied on such date.

                    (iii)  Seller may terminate this Agreement by giving written notice to Buyer if any conditions to Seller’s obligations to consummate the transactions contemplated in this Agreement shall not have been satisfied, or waived by Seller, on or prior to the Termination Date;
                provided, however, that (A) Buyer shall be given the right to cure any such breach or failure for a period of thirty (30) days after receiving written notice of such breach in order to avoid termination, unless Buyer is incapable of curing such breach or failure and (B) Buyer shall have the right to extend the Termination Date for a period not to exceed sixty (60) days in the event that the Permits and Consents have not been obtained or the Minimum Sale-Leaseback Proceeds have not been received on or before the Termination Date; and provided further, however, that Seller shall not be entitled to terminate this Agreement under this Section 12.1(a)(iii) if Seller is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall have been the cause of, or shall have resulted in the failure of, any such condition to be satisfied on such date.

                    (iv)  if any Governmental Authority of competent jurisdiction issues an order, decree, ruling or injunction, or takes any other action, that permanently enjoins, restrains or otherwise prohibits the transactions contemplated hereunder and such order, decree, ruling or injunction has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section
                12.1(a)(iv) shall not be available to any party whose breach of any provision of this Agreement results in or causes such order, decree, ruling or injunction or who has not used its reasonable best efforts to prevent the entry of and to remove such order or injunction.

(b)
In the event of termination of this Agreement by any party hereto as provided in this Section 12.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except as otherwise specifically set forth in Section 12.1(b) or otherwise specifically set forth in this Agreement; provided, however, that in no event shall termination of this Agreement limit or restrict the rights and remedies of any party against any other party who has intentionally breached any of the agreements or provisions of this Agreement prior to the termination hereof.

13.	GENERAL.

13.1  Notices.  All notices, demands and other communications hereunder shall be in writing and shall be made by hand delivery, telecopier, e-mail, or overnight air courier guaranteeing next day delivery addressed as follows:

(a)	if to Seller to:

CBRL Group, Inc.
P.O. Box 787
Lebanon, TN 37087
Attention: N.B. Forrest Shoaf

Phone: (615) 235-4280
Fax: (615) 443-9819
E-Mail: fshoaf@cbrlgroup.com

with a copy (which shall not constitute notice) sent contemporaneously to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
211 Commerce Street, Suite 1000
Nashville, Tennessee 37201
Attention: Gary M. Brown

Phone: (615) 726-5763
Fax: (615) 744-5763
E-Mail: gbrown@bakerdonelson.com

(b)	if to Buyer, to:

                  c/o Bruckmann, Rosser, Sherrill & Co. Inc.
                              126 East 56th Street
New York, NY 10022
                                    Attention: Harold O. Rosser

                  Phone: (212) 521-3700
                                    Fax: (212) 521-3799
                                    E-Mail: rosser@brs.com

with a copy (which shall not constitute notice) sent contemporaneously to:

                                    Kirkland & Ellis
                                    153 East 53rd Street
                                    New York, NY 10022
                                    Attention: Kim Taylor

                                    Phone: (212) 446-4915
                                    Fax: (212) 446-6460
                                    E-Mail: ktaylor@kirkland.com

(c)	to such other address as the party receiving such notice shall have properly designated to the other party hereto in writing.

Each such notice shall be deemed given at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied or e-mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

13.2  Entire Agreement.  This Agreement (including the Disclosure Schedule) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

13.3  Interpretation.  This Agreement has been prepared, and negotiations in connection herewith have been carried on, by the joint efforts of the parties hereto and their respective counsel. This Agreement is to be construed fairly and simply and not strictly for or against the drafter. The table of contents and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.

13.4  Governing Law.  The validity and construction of this Agreement shall be governed by the internal substantive laws of the State of Tennessee.

13.5  Table of Contents; Sections and Section Headings.  The table of contents hereto, and the headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

13.6  Assigns.   This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto, and any prohibited assignment shall be deemed null and void, provided that (i) Buyer may assign its rights and obligations to a wholly owned subsidiary, and (ii ) at or after the Closing, Buyer or the Company may assign this Agreement to any Affiliate of the Company, to any lender or agent therefore for collateral purposes or to any future acquiror of the Company, the business or the assets of the Company (or any portion thereof), in each case without the prior consent of the Seller. Notwithstanding the foregoing, Buyer shall not be relieved of any of its obligations under this Agreement in the event of a failure by an assignee to perform any such obligation.

13.7  No Implied Rights or Remedies.   Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person other than Seller and Buyer, any rights or remedies under or by reason of this Agreement.

13.8  Counterparts.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.9  Amendments.   This Agreement may not be changed orally, but only by an agreement in writing signed by Seller and Buyer.

13.10  Waiver of Compliance.   Any failure of Seller, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Seller (in respect of failures by Buyer) or Buyer (in respect of failures by Seller). No waiver shall be applicable except in the specific instance in which it is given.

13.11  Severability.  In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable, in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

13.12  Waiver of Jury Trial.   AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD THE OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                            BUYER:

                            LRI HOLDINGS, INC.

                            By: /s/ Richard Leonard__________________________

                            Title: President_________________________________

                            SELLER:

                            CBRL GROUP, INC.

                            By: /s/ N.B. Forrest Shoaf    ____________________

                            Title: Senior Vice President and General Counsel          ____

                                            EXHIBIT A

                                    NONCOMPETITION AGREEMENT

            THIS NONCOMPETITION AGREEMENT (the "Agreement") is entered into as of this ______ day of ___________________, 2006 (the “Effective Date”) by and among LOGAN’S ROADHOUSE, INC (the “Company”), a Tennessee corporation, LRI Holdings, Inc., a Delaware corporation (“LRI”) and CBRL GROUP, INC. ("CBRL"), a Tennessee corporation.

                                                                              WITNESSETH:

            WHEREAS, CBRL prior to the Effective Date, was the owner of the Company”, which operated and franchised a chain of restaurants under the “Logan’s Roadhouse”® service mark (“Logan’s restaurants”), which specialize in steaks and serve alcohol in an atmosphere designed to be reminiscent of an American roadhouse (the “Logan’s System”); and

            WHEREAS, on the Effective Date, 2006, CBRL sold all of the outstanding stock of the Company to LRI pursuant to that certain Stock Purchase Agreement dated as of October 30, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time hereafter, the "Stock Purchase Agreement"), between CBRL and LRI; and

            WHEREAS, as an inducement to LRI to purchase all of the stock of the Company and as a condition to the effectiveness and closing of the transactions contemplated by the Stock Purchase Agreement, LRI required CBRL to enter into this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and in the Asset Purchase Agreement, the parties, intending to be legally bound, agree as follows:

            1.         Term.  The term of this Agreement shall be three years, beginning on the Effective Date, 2006, and terminating on _____________, 2009
                        (the " Term").

            2.         Agreements by CBRL.

            2.1.      Noncompete.  CBRL covenants and agrees that, during the Term, it will not, directly or indirectly, engage in, own, manage, operate, control or provide consulting services to any food service business that conducts activities similar to those operations conducted under the Logan’s System as it was operated by the Company on the Effective Date anywhere in the United States of America.  CBRL recognizes and acknowledges that the geographic area and time limitations set forth in this Agreement are properly required for the protection of the business interests of the Company and LRI due to CBRL status and reputation in the industry and the knowledge that has been acquired by CBRL through its ownership of and association with the Logan’s System.  If any part of this covenant not to compete is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable.

            2.2.      Permitted Activities.  Notwithstanding Section 2.1, the parties acknowledge and agree that CBRL currently operates and, in the future, may acquire additional restaurants that sell steaks, ribs, chicken and seafood products and may continue to do so so long as the particular restaurant concept is not or does not become a “roadhouse” concept similar to that operated under the Logan’s System as it was operated by the Company on the Effective Date.  The Company and LRI further acknowledge that CBRL shall not be deemed to have violated Section 2.1. if CBRL acquires any operation: (a) less than fifty percent (50%) of the revenues of which are derived from business(es) that would otherwise violate Section 2.1; or (b) that either (i) does not serve alcoholic beverages or (ii) during any consecutive twelve month period averages less than thirty three percent of its sales in the form of steaks.

            2.3.      Remedies.  In addition to any other remedies that the parties may have at law or in equity, CBRL, LRI and the Company agree that, in the event of a breach by CBRL of the provisions of Section 2.1., damages to the Company and LRI would be difficult to determine.  Notwithstanding the foregoing, the parties agree that nothing in this Agreement shall be construed as prohibiting the Company or LRI from pursuing any remedies available to them for any breach or threatened breach by CBRL of Section 2.1., including, without limitation, the recovery of damages from CBRL or any person or entity acting in concert with CBRL.  In the event of any breach or threatened breach by CBRL of Section 2.1., CBRL understands and acknowledges that a violation of these sections would cause irreparable harm to the Company and LRI and the Company and LRI would be entitled to seek an injunction by any court of competent jurisdiction enjoining and restraining CBRL from any act prohibited by this Agreement.

            3.         Notices.  All notices under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses.

            4.         Waiver.  No waiver, delay, omission or forbearance on the part of either party to exercise any right, option, duty, or power arising from any default or breach by the other party shall affect or impair the rights of the non-defaulting party with respect to any subsequent default of the same or a different kind; nor shall any delay or omission of the non-defaulting party to exercise any right arising from any such default affect or impair the non-defaulting party's rights as to such default or any future default.

            5.         Severability.  If any term, restriction or covenant of this Agreement is deemed invalid or unenforceable, all other terms, restrictions, and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed invalid or unenforceable, the application of such terms, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

            6.         Headings.  Captions and section headings are used herein for convenience only, are not part of this Agreement, and shall not be used in construing it.

            7.         Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee.

            8.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

            9.         Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the matters addressed herein and there are no representations, inducements, promises, agreements, arrangements, or undertakings, oral or written, between the parties that have been relied upon by either of the parties other than those set forth herein.  No agreement of any kind relating to the matters covered by this Agreement shall be binding upon any party unless and until the same is made in writing and executed by CBRL, LRI and the Company.

            IN WITNESS WHEREOF, the parties, each by its duly authorized representative, have executed this Agreement as of the date and year first shown above.

                                                                                                CBRL, INC.

                                                                                                By: _______________________________________
                                                                                                Title: ______________________________________

                                                                                                LOGAN’S ROADHOUSE, INC.

                                                                                                By: _______________________________________
                                                                                                Title: ______________________________________

                                                                                                LRI HOLDINGS, INC.

                                                                                                By: _______________________________________
                                                                                                Title: ______________________________________